Exhibit 10.33

FIRST MIDWEST BANCORP, INC.
SAVINGS AND PROFIT SHARING PLAN
As Amended and Restated Effective January 1, 2014,
Except as Expressly Provided Otherwise

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(continued)

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(continued)

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(continued)

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(continued)

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ARTICLE 1

GENERAL
1.1    Purpose. It is the intention of the Company to continue to provide for the administration of the First Midwest Bancorp Savings and Profit Sharing Plan and a Trust Fund in conjunction therewith for the benefit of Eligible Employees of the Employers, in accordance with the provisions of Sections 401 and 501 of the Code and in accordance with other provisions of law relating to defined contribution plans. Except as provided in this Plan or the Trust, upon the transfer by the Employer of any funds to the Trust Fund in accordance with the provisions of this Plan, all interest of the Employer therein shall cease and terminate, and no part of the Trust Fund shall be used for, or diverted to, purposes other than the exclusive benefit of Participants and their beneficiaries.
1.2    Source of Funds. The Trust Fund shall be created, funded and maintained by contributions of the Employers, by contributions of Participants, and by such net earnings as are obtained from the investment of the funds of the Trust Fund.
1.3    Effective Date. The provisions of the Plan as herein restated shall be effective as of January 1, 2014, except as expressly provided otherwise. Except as may be required by ERISA or the Code, the rights of any person whose status as an employee of the Employer and all Affiliates has terminated shall be determined pursuant to the Plan as in effect on the date such employment terminated, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.
1.4    Definitions. Certain terms are capitalized and have the respective meanings set forth in the Plan.
Account or Accounts. “Account” or “Accounts” shall mean the individual accounts established pursuant to Section 4.1 representing a Participant’s allocable share of the Trust Fund. Such Accounts may include:
(a)    An “Employer Contribution Account” maintained to record the amount of Employer Contributions, any net earnings or losses of the Trust Fund thereon and any distributions or forfeitures thereof allocated to a Participant in accordance with Article 4.
(b)    A “Vested Employer Account” maintained to record the amount of Employer Contributions, if any, made on behalf of a Participant prior to January 1, 1998 which were, under the terms of the Plan in effect at such time, immediately nonforfeitable when contributed, and adjustments for net earnings or losses of the Trust Fund thereon and any distributions or forfeitures thereof allocated to a Participant in accordance with Article 4.
(c)    A “Before-Tax Account” maintained to record the amount of Before-Tax Contributions, any net earnings or losses of the Trust Fund thereon and any distributions thereof allocated to a Participant in accordance with Article 4.

(d)    A “Matching Account” maintained to record the amount of Matching Employer Contributions and forfeitures, any net earnings or losses of the Trust Fund thereon and any distributions thereof allocated to a Participant in accordance with Article 4.
(e)    A “Prior Plan Account” maintained to record the balance of any account under a Prior Plan, including, effective January 1, 2014, the McHenry Plan and the Heritage Plan, attributable to amounts other than after-tax contributions which is transferred to the Trust Fund, adjustments for net earnings or losses of the Trust Fund thereon and any distributions thereof allocated to a Participant in accordance with Article 4.
(f)    An “After-Tax Account” maintained to record the balance of any account under a Prior Plan attributable to after-tax contributions which is transferred to the Trust Fund, adjustments for net earnings or losses of the Trust Fund thereon and any distributions thereof allocated to a Participant in accordance with Article 4.
(g)    A “Rollover Account” maintained to record the balance of any Rollover Contribution pursuant to Section 3.6, any net earnings or losses of the Trust Fund thereon and any distributions thereof allocated to a Participant in accordance with Article 4. To the extent applicable to any Rollover Account, an after-tax sub-account shall be maintained as part of the Participant’s Rollover Account to record the balance of any account under a Prior Plan or Rollover Contribution attributable to after-tax contributions, any net earnings or losses of the Trust Fund thereon and any distributions thereof allocated to a Participant in accordance with Article 4.
(h)    A “Catch-Up Contribution Account,” maintained to record the amount of Catch-Up Contributions, any net earnings or losses of the Trust Fund thereon and any distributions thereof allocated to a Participant in accordance with Article 4.
(i)    A “Roth Contribution Account” maintained to maintained to record the amount of Roth Contributions, any net earnings or losses of the Trust Fund thereon and any distributions thereof allocated to a Participant in accordance with Article 14.
(j)    An “Automatic Contribution Account” maintained to record the amount of Automatic Contributions, any net earnings or losses of the Trust Fund thereon and any distributions or forfeitures thereof allocated to a Participant in accordance with Article 4.
(k)    A “Retirement Contribution Account” maintained to record the amount of Retirement Contributions, any net earnings or losses of the Trust Fund thereon and any distributions thereof allocated to a Participant in accordance with Article 4.
Active Participant. “Active Participant” means a Participant who, on a given date, is employed by the Employer as an Eligible Employee.
Actual Deferral Percentage and Actual Deferral Percentage Test. “Actual Deferral Percentage” and “Actual Deferral Percentage Test” are described in Section 3.3.

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Affiliate. “Affiliate” means any corporation or enterprise, other than the Company, which, as of a given date, is a member of the same controlled group of corporations, the same group of trades or businesses under common control or the same affiliated service group, determined in accordance with Sections 414(b), (c), (m) or (o) of the Code, as is the Company. For purposes of applying the limitations of Section 415 of the Code set forth in Article 4, “Affiliate” shall include any corporation or enterprise, other than the Company, which, as of a given date, is a member of the same controlled group of corporations or the same group of trades or businesses under common control, determined in accordance with Sections 414(b) or (c) of the Code as modified by Section 415(h) thereof, as is the Company.
Annual Addition. “Annual Addition” means for any Limitation Year, the sum of (a) all Before-Tax Contributions, Roth Contributions, Matching Employer Contributions, Employer Contributions, Automatic Contributions, Transition Contributions, forfeitures and after-tax contributions allocated to the accounts of the Participant under this Plan; (b) any employer contributions, forfeitures and employee after-tax contributions allocated to such Participant under any other defined contribution plan maintained by an Employer or Affiliate; and (c) amounts allocated to an individual medical account as defined in Code Section 415(l)(2) and amounts attributable to post-retirement medical benefits allocated to an account described in Code Section 419A(d)(2) maintained by the Employer or an Affiliate.
Automatic Contributions. “Automatic Contributions” means the contributions referred to in Section 3.7.
Before-Tax Contributions. “Before-Tax Contributions” mean, with respect to a Participant, the contributions made on behalf of such Participant by the Employer as described in Section 3.2(a) and, with respect to the Employer, the sum of all such contributions made on behalf of all Participants.
Board of Directors. “Board of Directors” means the Board of Directors of the Company.
Business Day. “Business Day” means each day on which the Federal Reserve, the New York Stock Exchange and the Trustee are open for business, or if different and to the extent applicable, each day as of which trades are recognized under the rules governing an investment fund of the Plan.
Catch-Up Contributions. “Catch-Up Contributions” means the contributions described in subsection 3.2(c).
Code. “Code” means the Internal Revenue Code of 1986, as from time to time amended.
Committee. “Committee” means the plan administrator and named fiduciary appointed pursuant to Section 8.1.
Company. The “Company” means First Midwest Bancorp, Inc., a corporation organized and existing under the laws of the State of Delaware.

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Considered Compensation. A Participant’s “Considered Compensation” for any Plan Year is his Total Compensation received from an Employer during such Plan Year paid while he was a Participant, but excluding any reimbursements or other expense allowances, fringe benefits (cash and non-cash, including service awards), moving expenses, deferred compensation, and welfare benefits; provided, however, Considered Compensation or Total Compensation shall not include any amount in excess of $260,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). Moreover, such dollar limitation shall be prorated for any short Plan Year of less than twelve (12) full months determined by multiplying such dollar limitation by a fraction, the numerator of which is the number of months in a Plan Year (including any partial month) and the denominator of which is twelve (12).
Defined Contribution Dollar Limitation. The “Defined Contribution Dollar Limitation” shall, for any Limitation Year, be equal to $52,000, as adjusted by the Secretary of the Treasury pursuant to Code Section 415(d) (prorated for any Limitation Year of less than 12 months).
Determination Date. A Participant's Determination Date is the Valuation Date coinciding with his termination of employment.
Early Retirement Date. A Participant’s “Early Retirement Date” is the date on which he has completed at least 15 Years of Service and attained age 55. For purposes of Section 4.6, “Early Retirement Date” also includes a retirement date designated by an Employer in connection with the Participant’s election to participate in a voluntary retirement program offered by the Participant’s Employer. Retirement shall be considered as commencing on the day immediately following a Participant’s last day of employment (or Authorized Leave of Absence, if later).
Eligible Employee. An “Eligible Employee” is any employee of the Employer or an Affiliate but excluding any employee who is: (1) a Member of a Collective Bargaining Unit, (2) an individual providing services to the Employer in the capacity of, or who is or was designated by the Employer as, a Leased Employee or an independent contractor, or (3) reasonably expected to be a continuous employee for no longer than thirteen weeks, with such expectation based on (A) the fact that the employee is providing services during a break period from a post-secondary education institution at which the employee is enrolled or is expected to be enrolled or (B) such other facts that indicate such a limited continuous employment relationship.
Eligible Participant. An “Eligible Participant” is a Participant as defined in Section 4.6.
Eligibility Period. An “Eligibility Period” is a one-year period used for the purpose of determining when an employee is eligible to participate in the Plan. An employee’s first Eligibility Period shall commence on the date on which he first completes an Hour of Service and subsequent Eligibility Periods shall commence on each anniversary thereof; provided, however, that subsequent Eligibility Periods shall commence on the first day of each Plan Year which begins after the date on which the Participant first completes an Hour of Service. Notwithstanding the foregoing, the initial Eligibility Period of a former employee who is reemployed after incurring one or more One-Year Breaks in Service and who is not eligible for immediate participation pursuant to Section 2.1(c) shall commence on the date on which he first performs duties for the Employer or an Affiliate after such One-Year Break in Service, and subsequent Eligibility Periods shall commence on the

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anniversary thereof or on the first day of each Plan Year which begins after said date, as determined by applying the preceding sentence as if such date were the first date on which the Participant first completed an Hour of Service.
Employer. “Employer” means the Company or any such Affiliate thereof which adopts the Plan in accordance with Article 11.
Employer Contribution. “Employer Contribution” is the contribution referred to in Section 3.4.
Employment Commencement Date. An individual’s “Employment Commencement Date” is the first date on which he performs duties for the Employer or an Affiliate as an employee; provided that in the case of an employee who returns to service following his Severance Date, the employee’s “Employment Commencement Date” is the first date on which he performs duties for the Employer or an Affiliate as an employee following such Severance Date.
Entry Date. January 1 and July 1 of each Plan Year shall be an “Entry Date.”
ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.
Five-Percent Owner. “Five-Percent Owner” means a five-percent owner of the Employer or an Affiliate within the meaning of Section 414(i)(1) of the Code.
Heritage Fund. “Heritage Fund” means the Fund established and maintained under Section 9.5(a)(iv) of the Plan.
Heritage Plan. “Heritage Plan” means the Heritage Financial Services Profit Sharing Plan as in effect on September 30, 1998, which was merged into this Plan effective October 1, 1998.
Highly Compensated Employee. “Highly Compensated Employee” means an employee of the Employer or an Affiliate who was a Participant eligible during the Plan Year to make Before-Tax Contributions and who:
(a)    was a Five-Percent Owner at any time during the Plan Year; or
(b)    received Total Compensation in excess of $115,000 (as adjusted for increases in the cost of living by the Secretary of the Treasury) during the preceding Plan Year and was among the top 20% of the employees (disregarding those employees excludable under Code Section 415(q)(5)) when ranked on the basis of Total Compensation paid for that year.
To the extent required by Code Section 414(q)(6), a former employee who was a Highly Compensated Employee when he or she separated from service with the Employer and all Affiliates or at any time after attaining age 55 shall be treated as a Highly Compensated Employee.

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Hour of Service. An “Hour of Service” is:
(a)    each hour for which an employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliate;
(b)    each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate; and
(c)    each hour for which an employee is paid or entitled to payment for a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence. In crediting Hours of Service pursuant to this subparagraph (c), all payments made or due shall be taken into account, whether such payments are made directly by the Employer or an Affiliate or indirectly (e.g., through a trust fund or insurer to which the Employer or an Affiliate makes payments, or otherwise), except that:
(i)    no more than 501 such Hours of Service shall be credited for any continuous period during which the employee performs no duties;
(ii)    no such Hours of Service shall be credited if payments are made or due under a plan maintained solely for the purpose of complying with any workers’ compensation, unemployment compensation or disability insurance laws; and
(iii)    no such Hours of Service shall be credited for payments which are made solely to reimburse the employee for medical or medically related expenses.
The Hours of Service, if any, for which an employee is credited for a period in which he performs no duties shall be computed and credited to computation periods in accordance with 29 C.F.R. 2530.200b-2 and other applicable regulations promulgated by the Secretary of Labor. For purposes of computing the Hours of Service to be credited to an employee for whom a record of hours worked is not maintained, an employee shall be credited with 45 Hours of Service for each week in which he completes at least one Hour of Service. In addition, an employee shall be credited with Hours of Service for each week the employee is on a leave of absence in accordance with Section 2.2.
Individual Beneficiary. “Individual Beneficiary” means a natural person designated by the Participant in accordance with Section 6.4 to receive all or any portion of the amounts remaining in the Participant’s Accounts at the time of the Participant’s death. “Individual Beneficiary” also means a natural person who is a beneficiary of a trust designated by the Participant in accordance with Section 6.4 to receive all or a portion of such amount, provided the trust requires that such amounts be paid to the beneficiary in the time and manner that this Plan would require that direct payments be made to an Individual Beneficiary.
Investment Options “Investment Options” mean the investment options to be maintained as set forth in Article 9.

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Leased Employee. “Leased Employee” means any individual who is not an employee of the Employer or an Affiliate and who provides services for the Employer or an Affiliate if:
(a)    such services are provided pursuant to an agreement between the Employer or an Affiliate and any other person;
(b)    such individual has performed such services for the Employer or an Affiliate (or a related person within the meaning of Section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year; and
(c)    such services have been performed under the primary direction or control of the Employer or an Affiliate.
Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. To the extent and for purposes required by Sections 414(n) and (o), a Leased Employee shall be deemed to be an Employee of the Employer, unless: (i) he or she is covered by a money purchase pension plan providing (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Code Sections 125, 132(f)(4), 401(e)(3), 402(h) or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer’s nonhighly compensated workforce.
Limitation Year. “Limitation Year” means a 12-month period beginning January 1 and ending December 31.
Limited Participant. A “Limited Participant” is a current employee of the Employer or an Affiliate who has become eligible to participate in the Plan on a limited basis pursuant to Subsection 2.1(b)(i).
Matching Employer Contributions. “Matching Employer Contributions” means the contributions described in Section 3.5.
McHenry Plan. “McHenry Plan” means the McHenry State Bank Profit Sharing and Savings Plan & Trust, as in effect prior to its merger with this Plan effective December 31, 1997.
Member of a Collective Bargaining Unit. “Member of a Collective Bargaining Unit” means any employee who is included in a collective bargaining unit and whose terms and conditions of employment are covered by a collective bargaining agreement if there is evidence that retirement benefits were the subject of good-faith bargaining between representatives of such employee and the Employer, unless such collective bargaining agreement makes this Plan applicable to such employee.

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Non-Highly Compensated Employee. “Non-Highly Compensated Employee” means, for any Plan Year, any employee of the Employer or Affiliate who (a) at any time during the Plan Year was a Participant and (b) was not a Highly Compensated Employee for such Plan Year.
Normal Retirement Date. A Participant’s “Normal Retirement Date” shall be his 65th birthday.
One-Year Break in Service. A “One-Year Break in Service” is a one-year period, commencing on an employee’s Severance Date, during which such employee does not perform duties for an Employer or an Affiliate. Solely for purposes of determining whether a One-Year Break in Service has occurred, absences shall be disregarded if the employee otherwise would normally have been credited with Hours of Service but for the employee’s absence because of a maternity or paternity absence. No more than one year of absence on a single maternity or paternity absence shall be so disregarded. A maternity or paternity absence is an absence from work:
(a)    by reason of the pregnancy of the employee;
(b)    by reason of the birth of a child of the employee;
(c)    by reason of the placement of a child with the employee in connection with the adoption of such child by the employee; or
(d)    for purposes of caring for such child for a period beginning immediately following such birth or placement.
Any employee requesting such credit shall promptly furnish the Committee such information as the Committee requires to show that the absence from work is a maternity or paternity absence and the number of days for which there was such an absence. No more than 501 hours shall be credited for a maternity or paternity absence. All such hours shall be credited in the Plan Year in which the absence begins if necessary to prevent a One-Year Break in Service in such Plan Year. If such hours are not necessary to prevent a One-Year Break in Service in such Plan Year, the hours shall be credited in the succeeding Plan Year if necessary to prevent a One-Year Break in Service in such Plan Year. In the event the Committee is unable to determine the hours which otherwise would normally have been credited for such absence, the employee shall be credited with 8 hours per day.
Participant. A "Participant" is (a) a current employee of the Employer or an Affiliate who has become eligible to participate in the Plan pursuant to Section 2.1(b)(ii) or (b) a former employee for whose benefit an Account in the Trust Fund is maintained. Notwithstanding the foregoing, an Eligible Employee who is not otherwise a Participant and who (i) makes a Rollover Contribution to the Plan pursuant to Section 3.6 and/or (ii) makes a Before-Tax Contribution to the Plan pursuant to Limited Participant status per Subsection 2.1(b)(i) shall also be treated as a Participant solely to the extent of such Rollover Contribution and/or Before-Tax Contribution until such time as the Eligible Employee has become eligible to participate in the Plan pursuant to Section 2.1(b)(ii).
Plan. “Plan” means the First Midwest Bancorp, Inc. Savings and Profit Sharing Plan as set forth herein and as from time to time amended.

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Plan Year. A “Plan Year” is a 12-month period beginning on January 1 and ending on December 31. References to specific Plan Years are made herein by reference to the calendar year in which the Plan Year began. For example, the “2014 Plan Year” is the Plan Year beginning January 1, 2014.
Prior Plan. “Prior Plan” means a defined contribution plan maintained or previously maintained by an Employer from which accounts held for the benefit of individuals who have become Participants hereunder have been transferred to this Plan for the benefit of such Participants.
Qualified Military Service. “Qualified Military Service” means the performance of duty on a voluntary or involuntary basis in the Uniformed Services of the United States by an Eligible Employee provided he/she is reemployed by the Employer or an Affiliate within the applicable time period specified in Chapter 43 of Title 38 of the United States Code (Employment and Reemployment Rights of Members of the Uniformed Services) and the total length of all such absences does not exceed the maximum specified by law for the retention of reemployment rights. The term “Uniformed Services of the United States” means the Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty, or full-time duty in the commissioned corps of the Public Health Service.
Required Beginning Date. “Required Beginning Date” means:
(a)    For a Participant whose 70th birthday occurs prior to July 1, 1998, and who is not a Five-Percent Owner as defined in Code Section 416(i)(1), the April 1 following the calendar year in which the Participant attains age 70½;
(b)    For a Participant whose 70th birthday occurs on or after July 1, 1998, and who is not a Five Percent Owner as defined in Code Section 416(i)(1), the April 1 following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant terminates employment; or
(c)    For a Participant who is a Five-Percent Owner with respect to the Plan Year in which he attains age 70½, the April 1 following the calendar year in which he attained age 70½.
Rollover Contribution. A “Rollover Contribution” is (a) all or a portion of a distribution received by an Eligible Employee from a qualified plan described in Code Section 401(a) or 403(a), an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(b) which is maintained by a state, political subsidiary of a state, or any agency or instrumentality of a state or political subdivision of a state, which is eligible for tax-free rollover to a qualified plan and which is transferred by the Eligible Employee to this Plan within 60 days following his or her receipt thereof; (b) amounts transferred to this Plan from a conduit individual retirement account which has no assets other than assets (and the earnings thereon) which were (i) previously distributed to the Eligible Employee by another qualified plan as a rollover distribution, (ii) eligible for tax-free rollover to a qualified plan and (iii) deposited in such conduit individual retirement account within 60 days of receipt thereof; (c) amounts distributed to the Eligible Employee from a conduit individual retirement account meeting the requirements of the preceding clause (ii), and transferred

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by the Eligible Employee to this Plan within 60 days of receipt thereof; and (d) a direct rollover within the meaning of Code Section 401(a)(31) or all or a portion of an Eligible Rollover Distribution to this Plan by the trustee of another qualified plan.
Roth Contributions. “Roth Contributions” mean, with respect to a Participant, the contributions made on behalf of such Participant by the Employer as described in Article 14 and, with respect to the Employer, the sum of all such contributions made on behalf of all Participants.
Severance Date. An employee’s “Severance Date” is the earlier of:
(a)    the date on which he quits, retires, dies or is discharged; or
(b)    the first day following any one-year period during which he performed no duties for the Employer or an Affiliate, other than a period which is a period of a leave of absence described in Section 2.2.
Total Compensation. A Participant’s “Total Compensation” for a period is the Participant’s wages, salaries, fees, vacation pay, amounts excluded from the Participant’s income for the period under Code Section 125, 132(f)(4), 402(g)(3) or 457, and other amounts paid to him for personal services actually rendered in the course of employment with the Company and all Affiliates, including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips bonuses, and overtime and (in accordance with regulations prescribed by the Secretary of the Treasury) excluding:
(a)    Contributions (other than the Before-Tax Contributions and Catch-Up Contributions) made by the Employer to a plan of deferred compensation to the extent that such are not included in the gross income of the Participant in the year made; Employer contributions to simplified employee pension plans which are excluded from compensation by the Participant; and any distribution from any such plan other than an unfunded non-qualified plan;
(b)    Amounts realized from the exercise of a non-qualified stock option or when restricted stock either becomes freely transferable or free from a substantial risk of forfeiture;
(c)    Amounts realized from the disposition of stock acquired under a qualified stock option; and
(d)    Other amounts which receive special tax benefits.
For Plan Years beginning on or after January 1, 2008, payments made after severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) and by the later of (A) 2-1/2 months after such severance or (B) the last day of the Plan Year in which such severance occurs, will be Total Compensation if such payments are: (i) payments that, absent a severance from employment, would have been paid to the Participant while the Participant continued in employment with the Employer and such amounts are regular compensation for services rendered during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar

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compensation or (ii) payments attributable to unused accrued vacation the Participant would have been able to use if employment had continued. Any payments not described above are not considered Total Compensation if paid after severance from employment, even if paid during the Plan Year or within 2-1/2 months following severance from employment, except for payments to a Participant who does not currently perform services for the Employer by reason of Qualified Military Service to the extent the payments do not exceed the amounts the Participant would have received if the Participant had continued to perform services for the Employer rather than entering Qualified Military Service.
Effective January 1, 2009, any differential wage payment paid to a Participant, during a period of Qualified Military Service while on active duty for a period of more than 30 days (within the meaning of Code Section 3401(h)(2)), shall be deemed paid prior to a severance from employment and shall be included in the Total Compensation of the Participant.
Transition Contributions. “Transition Contributions” means the contributions described in Section 3.8.
Trust. “Trust” or “Trust Fund” means the First Midwest Bancorp Savings and Profit Sharing Trust established in accordance with Article 9.
Trustee. “Trustee” means the Trustee or Trustees under the Trust referred to in Article 9.
Valuation Date. “Valuation Date” means any Business Day, except as otherwise provided in paragraph (g) of Section 13.5 of the Plan.
Year of Service. A “Year of Service” is a unit of service credited to an employee pursuant to Sections 2.3 and 2.4, for purposes of determining the percentage of the balance in a Participant’s Employer Contribution Account and Automatic Contribution Account which is nonforfeitable. An employee who is reemployed shall retain service credited to him in his previous employment with the Employer or an Affiliate, except as otherwise provided in the Plan.
1.5    EGTRRA Compliance. This Plan reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). The provisions of the Plan relating to EGTRRA are intended to demonstrate good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder, including but not limited to IRS Notice 2001-57. Except as otherwise provided, the provisions of the Plan relating to EGTRRA shall be effective as of the first day of the 2002 Plan Year, and shall supercede other provisions of the Plan to the extent such provisions are inconsistent therewith. Notwithstanding any other provisions of the Plan to the contrary, the Committee shall have the full authority to administer the Plan on or after January 1, 2002 in any manner required or permitted by law, including EGTRRA, without the necessity of specific Plan provisions reflecting such administration, unless otherwise required by applicable law.

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ARTICLE 2
ELIGIBILITY AND PARTICIPATION
2.1    Eligibility Requirements.
(a)    Every Participant on the effective date of the Plan as herein restated shall continue as such subject to the provisions of the Plan.
(b)    Every other Eligible Employee shall be eligible to participate, if he is then employed by the Employer, as follows:
(i)    As soon as administratively practicable following the later of (A) the Eligible Employee’s 30th day of continuous employment with the Company or an Affiliate or (B) his 21st birthday, an Eligible Employee may participate in the Plan for the limited purpose of making Before-Tax Contributions and Roth Contributions (as described in Section 3.2 and Article 14, respectively) and not for receiving Employer Contributions, Matching Employer Contributions, Automatic Contributions or Transition Contributions (as described in Sections 3.4, 3.5, 3.7 and 3.8 respectively). An Eligible Employee who may participate in the Plan on such a limited basis shall be referred to as a “Limited Participant.”
(ii)    As of the Entry Date coinciding with or next following the later of (A) the end of the first Eligibility Period in which he completes 1,000 Hours of Service or (B) his 21st birthday, an Eligible Employee may participate in all features of the Plan as applicable to such Eligible Employee.
(c)    Any former employee of the Employer or an Affiliate who was a Participant or could have become a Participant under subsection (b) above had he been employed on a prior Entry Date, and is reemployed by the Employer as an Eligible Employee shall be eligible to participate immediately upon reemployment if, on the date of such reemployment, that employee:
(i)    has not incurred a One-Year Break in Service; or
(ii)    had a nonforfeitable right to any part of the balance in his Employer Contribution Account or Before-Tax Account on the date his most recent employment with the Employer and all Affiliates terminated (or would have had such right if he had been a Participant); or
(iii)    has attained age 21 and has incurred a One-Year Break in Service, but has not lost credit for service prior to such One-Year Break in Service pursuant to Section 2.4(b); or
(iv)    terminated his employment because of a maternity or paternity absence defined in Section 1.4, has attained age 21, and has incurred a One-Year Break in Service, but has not lost credit for services prior to such One-Year Break in Service pursuant to Section 2.4(c).

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(d)    Notwithstanding any provisions of this Plan to the contrary, any individual who was providing services to the Employer in the capacity of, or who was designated by the Employer as, an independent contractor or a Leased Employee, and who is subsequently re-classified as an Eligible Employee for the purposes of this Plan (regardless of whether such re-classification is retrospective or prospective), shall be eligible to participate in the Plan on a prospective basis only from the date of the re-classification and shall not have any retroactive claim for benefits.
2.2    Leaves of Absence. During the period that any Participant is granted a leave of absence, he shall share in Matching Employer Contributions, Employer Contributions, Automatic Contributions, Transition Contributions, forfeitures, and net earnings or losses of the Trust Fund in the same manner and subject to the same conditions as if he were not on leave of absence. Any leave of absence under this Section 2.2 must be granted in writing and pursuant to the Employer’s established leave policy, which shall be administered in a uniform and nondiscriminatory manner to similarly situated employees.
2.3    Years of Service to be Credited.
(a)    Every employee on the effective date of the Plan as restated herein shall retain his or her Years of Service credited prior to January 1, 2014.
(b)    An employee shall be credited with One Year of Service for each full year in the period commencing on his Employment Commencement Date and ending on his Severance Date. An employee shall also be credited with 1/12 of a Year of Service for each full calendar month in such period for which he did not receive credit pursuant to the preceding sentence, including, if applicable, 1/12 of a Year of Service for the partial calendar month in which the employee’s Employment Commencement Date and in which the employee’s Severance Date occurred.
(c)    An employee reemployed after his Severance Date but prior to a One-Year Break in Service shall be credited with 1/12 of a Year of Service for each calendar month or partial calendar month during the period from his Severance Date to the date of reemployment not otherwise credited pursuant to paragraph (a) above.
2.4    Years of Service to be Disregarded. A Participant shall be credited with all Years of Service, except that the following shall be disregarded:
(a)    Years of Service for an Employer or Affiliate prior to the Employer’s adoption of the Plan, except to the extent otherwise provided by the Employer when adopting the Plan;
(b)    Years of Service prior to a One-Year Break in Service if the Employee fails to complete one Year of Service after such One-Year Break in Service;
(c)    In the case of an employee whose nonforfeitable percentage of the balance of his Employer Contribution Account is 0%, the number of years and portions thereof in the period after the employee’s Severance Date but before he next performs duties for the Employer or an Affiliate equals or exceeds the greater of 5 or the aggregate number of Years of Service and portions

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thereof before such One-Year Break in Service (excluding any years of Service previously disregarded); or
(d)    In the case of an employee whose nonforfeitable percentage of the balance of his Employer Contribution Account is 0%, and who terminated his employment with the Employer and all Affiliates because of a maternity or paternity absence defined in Section 1.4, the number of years and portions thereof in the period after the employee’s Severance Date but before he next performs duties for the Employer or an Affiliate equals or exceeds the greater of six or one plus the aggregate number of Years of Service and portions thereof before such One-Year Break in Service (excluding any Years of Service previously disregarded).
2.5    Leased Employees. To the extent required by Section 414(n) of the Code and the regulations thereunder, a Leased Employee shall be treated as an employee of the Employer or an Affiliate but shall not be eligible for any benefit under the Plan.
2.6    Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Code Section 414(u). Without limiting the foregoing provision of this Section 2.6, in the case of any Participant who dies while performing Qualified Military Service, the beneficiary of the Participant under the Plan shall be entitled to such benefits (other than an accrual of benefits relating to the period of the Participant’s Qualified Military Service) under the Plan as would have been provided had the Participant resumed employment and then promptly thereafter terminated employment on account of the Participant’s death.

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ARTICLE 3

CONTRIBUTIONS BY EMPLOYER AND ROLLOVER CONTRIBUTIONS
3.1    Contributions to the Plan. Subject to the right reserved to the Company to alter, amend or discontinue this Plan and Trust, the Employer shall for each Plan Year contribute to the Plan for its Eligible Participants an amount equal to the sum of:
(a)    the Employer Contribution;
(b)    the Before Tax Contribution;
(c)    the Matching Employer Contribution;
(d)    the Automatic Contribution;
(e)    the Transition Contribution; and
(f)    Catch-Up Contributions, as described in subsection 3.2(c) below.
In no event shall the Employer contributions for a Plan Year exceed the amount deductible by the Employer for said year for federal income tax purposes.
3.2    Before-Tax and Catch-Up Contributions.
(a)    Subject to the provisions of Sections 3.1 and 3.3, each Participant may for each Plan Year elect to have the Employer make a Before-Tax Contribution on his or her behalf in an amount equal to not less than one percent (1%) and not more one hundred percent (100%) (rounded to the nearest dollar) of his or her Considered Compensation. Such elections shall be made in whole percentages only (e.g., 5%, 20%) and are subject to change in accordance with procedures established by the Committee from time to time.
(b)    The amount of the Before-Tax and Catch-Up Contributions to be made pursuant to a Participant’s election shall reduce the compensation otherwise payable to him by the Employer.
(c)    All employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of a Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v), herein referred to as “Catch‑Up Contributions.” Such Catch‑Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of any such Catch‑Up Contributions. Notwithstanding any provision of the Plan to the contrary, Catch Up Contributions shall be taken into account for purposes of Matching Employer Contributions under Section 3.5.

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3.3    Limitations on Before-Tax Contributions and Matching Employer Contributions.
(a)    In no event shall a Participant’s Before-Tax and/or Roth Contributions during any calendar year exceed the dollar limitation in effect under Code Section 402(g) at the beginning of such calendar year. If a Participant’s Before-Tax and/or Roth Contributions, together with any additional employer contributions to a qualified cash or deferred arrangement, any elective deferrals under a tax-sheltered annuity program or a simplified employee pension plan, exceed such dollar limitation for any calendar year, the Participant shall notify the Committee of the amount of such excess allocable to this Plan by March 1 of the following year, and such excess, and any earnings allocable thereto, may be distributed to the Participant by April 15 of such following year; provided, that, if such excess contributions were made to a plan or arrangement not maintained by the Employer or an Affiliate, the Participant must first notify the Committee of the amount of such excess allocable to this Plan by March 1 of the following year.
(b)    Beginning with the 2014 Plan Year, this Plan is intended to satisfy one of the alternative methods of meeting the nondiscrimination requirements of Code Section 401((k)(12) and 401(m)(11). To the extent the nondiscrimination tests under Code Section 401(k)(3)(ii) are required with respect to Limited Participants, notwithstanding any other provision of this Plan to the contrary, the Before-Tax Contributions, Roth Contributions and Matching Employer Contributions for the Limited Participants who are Highly Compensated Employees for the Plan Year shall be reduced in accordance with the following provisions:
(i)    The Before-Tax Contributions and/or Roth Contributions and Matching Employer Contributions of the Highly Compensated Employees shall be reduced if neither of the Actual Deferral Percentage tests set forth in (A) or (B) below is satisfied after taking into account the provisions of subsection (f):
(A)    The 1.25 Test. The Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Eligible Participants multiplied by 1.25.
(B)    The 2.0 Test. The Actual Deferral Percentage of the Highly Compensated Employees is not more than 2 percentage points greater than the Actual Deferral Percentage of all other Eligible Participants, and the Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Eligible Participants multiplied by 2.0.
(ii)    (A)    As used in this subsection, “Actual Deferral Percentage” means:
(1)    With respect to Non-Highly Compensated Employees, the average of the ratios of each Non-Highly Compensated Employee’s Before-Tax and Roth Contributions and share of the Matching Employer Contributions with respect to the prior Plan Year to each such Participant’s Considered Compensation for such Plan Year (prior or current, as appropriate); and

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(2)    With respect to Highly Compensated Employees, the average of the ratios of each Highly Compensated Employee’s Before-Tax and Roth Contributions and share of the Matching Employer Contribution with respect to the current Plan Year, to each such Participant’s Considered Compensation for such Plan Year.
(iii)    All Before-Tax and Roth Contributions and Matching Employer Contributions made under this Plan and all before-tax and matching contributions made under any other plan that is aggregated with this Plan for purposes of Code Sections 401(a)(4) and 410(b) shall be treated as made under a single plan. If any plan is permissively aggregated with this Plan for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. The Actual Deferral Percentage ratios of any Highly Compensated Employee will be determined by treating all plans subject to Code Section 401(k) under which the Highly Compensated Employee is eligible as a single plan.
(iv)    The sequence for determining the amount of such reductions shall begin with Highly Compensated Employees who elected to defer the greatest percentage of Considered Compensation, then the second greatest percentage amount, continuing until either Actual Deferral Percentage Test is satisfied. This process shall continue through the Before-Tax Contributions and Matching Employer Contributions until either Actual Deferral Percentage Test is satisfied.
(v)    Once the total amount of reductions has been determined under 3.3(b)(iv) above, the Committee shall direct the Trustee to distribute as a refund to the appropriate Highly Compensated Employees an allocable portion of such reduction attributable to excess Before-Tax or Roth Contributions and to treat as forfeitures the appropriate amount of Matching Employer Contributions, together with the net earnings or losses allocable thereto. The sequence for determining and refunding a Highly Compensated Employee’s allocable portion of excess Before-Tax or Roth Contributions shall begin with the Highly Compensated Employee who elected to defer the greatest dollar amount of Before-Tax or Roth Contributions. The Before-Tax or Roth Contributions of such Participant shall be reduced by the amount required to cause that Participant’s Before-Tax and Roth Contributions to equal the dollar amount of the Before-Tax and Roth Contributions of the Highly Compensated Employee with the next highest dollar amount of Before-Tax Contributions. If the total amount distributed is less than the total excess contributions, this process shall continue until all excess Before-Tax or Roth Contributions are distributed and excess Matching Employer Contributions are forfeited. However, notwithstanding anything in the foregoing to the contrary, if a lesser reduction, when added to the total dollar amount previously reduced, would equal the total excess contributions, such lesser reduction shall be utilized. The Committee shall designate such distribution and forfeiture as a distribution of excess Before-Tax or Roth Contributions and forfeiture of excess Matching Employer Contributions, determine the amount of the allocable net earnings or losses to be distributed and forfeited in accordance with subsections 3.3(c)  and 3.3(d) below, and cause such distributions and forfeitures to occur prior to the end of the Plan Year following the Plan

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Year in which the excess Before-Tax or Roth Contributions and Excess Matching Employer Contributions were made.
(c)    Net earnings or losses to be refunded with the excess Before-Tax or Roth Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made and, for Plan Years 2006 and 2007, for the period after the close of such Plan Year and through the day before the distributions (the “Gap Period”). The net earnings or losses allocable to excess Before-Tax or Roth Contributions for the Plan Year and the Gap Period shall be determined in the manner set forth in Article 4 and in all events in accordance with the provisions of Treasury Regulations Section 1.401(k)-2(b)(2).
(d)    Net earnings or losses to be treated as forfeitures together with the Matching Employer Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made. Net earnings or loses on Matching Employer Contributions shall be determined in the same manner as in subsection (c) above.
(e)    Any Matching Employer Contribution treated as a forfeiture pursuant to subsection (b) above shall be used to reduce the Matching Employer Contribution in Section 3.5.
(f)    For the purpose of avoiding the necessity of adjustments pursuant to this Section or Section 4.10, or to comply with any applicable law or regulation:
(i)    The Committee may adopt such rules as it deems necessary or desirable to impose limitations during a Plan Year on the percentage of Before-Tax or Roth Contributions elected by Participants pursuant to Section 3.2; or
(ii)    The Employer may at its sole discretion make fully vested contributions to the Plan which will be allocated to the Before-Tax Accounts of one or more Participants who are Non-Highly Compensated Employees in such amounts as the Employer directs for the purpose of complying with the applicable limits on Before-Tax Contributions in the Code. Such contributions will not be taken into account in the allocation of Matching Employer Contributions.
(g)    The amount of each Eligible Participant’s Before-Tax Contribution as determined under this Section 3.3 is subject to the provisions of Section 4.10.
3.4    Employer Contribution. Subject to the provisions of Sections 3.1 and 4.10, each Employer shall pay to the Trustee for each Plan Year with respect to its Participants who are Eligible Participants for purposes of the allocation of the Employer Contribution pursuant to Section 4.9, such amount as may be determined by its board of directors, based on guidelines established by the Board of Directors. The amount so determined shall be no greater than 15% of such Eligible Participants’ Considered Compensation. Such amount paid to the Trustee pursuant to this Section 3.4 is known as the “Employer Contribution.”

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3.5    Matching Employer Contribution.
(a)    Subject to the provisions of Sections 3.1 and 4.10, each Employer shall pay to the Trustee for credit to the Matching Contribution Account of each Eligible Participant employed by it an amount which shall be equal to $1 for each $1 of Before-Tax or Roth Contributions made on behalf of each Participant employed by such Employer up to 3% of his/her Considered Compensation and $.50 for each $1 of the next 2% of Before-Tax or Roth Contributions.
(b)    The Employer contributions made pursuant to this Section 3.5 shall be known as the “Matching Employer Contributions.” Effective January 1, 2014, the Matching Contribution is intended to be an annual contribution, based on the sum of each Participant’s Before-Tax or Roth Contributions for the Plan Year. The Employer, in its discretion, may make Matching Employer Contributions during the Plan Year based on the Before-Tax or Roth Contributions made by Participants with respect to payroll periods ending prior to the date of such Matching Employer Contribution. As of the end of each Plan Year the Employer shall make such additional Matching Employer Contributions, if any, as may be necessary to ‘true up’ the total annual Matching Employer Contribution.
3.6    Rollover Contributions. A Participant or Eligible Employee may with the written consent of the Committee make a Rollover Contribution to the Trust Fund. The Committee may adopt such rules and limitations as it deems necessary or appropriate with respect to the approval of Rollover Contributions, including but not limited to the time period or periods during which such requests may be made and the frequency of such requests.
3.7    Automatic Contribution. Subject to the provisions of Sections 3.1 and 4.10, effective January 1, 2014, each Employer shall pay to the Trustee for each Plan Year with respect to its Participants who are Eligible Participants for purposes of the allocation of the Automatic Contribution pursuant to Section 4.9, an amount equal to 2% of each Eligible Participant’s Considered Compensation. The Employer contributions made pursuant to this Section 3.7 shall be known as “Automatic Contributions.”
3.8    Transition Contribution.
(a)    Subject to the provisions of Sections 3.1 and 4.10, for the 2014 and 2015 Plan Years, each Employer shall pay to the Trustee with respect to its Eligible Employees who were active participants in the First Midwest Bancorp Consolidated Pension Plan on December 31, 2013, a contribution equal to a percentage of each such eligible Participant’s Considered Compensation during the Plan Year, based on such eligible Participant’s attained age (as of December 31 of such Plan Year) as follows:

Age	Contribution Percentage
40 to 49	2%
50 to 59	3%
60 +	4%

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The Employer contributions made pursuant to this Section 3.8 shall be known as “Transition Contributions.”
(b)    A Participant eligible to receive Transition Contributions pursuant to Section 3.8(a) shall receive Transition Contributions for a Plan Year only if he is employed by the Employer as an Eligible Employee as of the last day of such Plan Year.

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ARTICLE 4

ACCOUNTING PROVISIONS AND ALLOCATIONS
4.1    Participant’s Accounts.
(a)    For each Participant and each Beneficiary of a deceased Participant there shall be maintained as appropriate a separate Employer Contribution Account, Vested Employer Account, Before-Tax Account, Roth Contribution Account, Matching Account, Prior Plan Account, Heritage Plan Account, McHenry Plan Account, After‑Tax Account, Rollover Account, Trustee Transfer Account, Automatic Contribution Account, Transition Contribution Account, and Catch‑Up Contribution Account. Each account shall be credited with the amount of contributions, interest and earnings of the Trust Fund allocated to such Account and shall be charged with all distributions, withdrawals, losses and expenses of the Trust Fund allocated to such Account.
4.2    Common Fund.
(a)    The Trust Fund shall be a common fund divided into separate investment funds (“Funds”) as provided in Section 9.5. Each Fund as may from time to time be established shall be a common fund in which each Participant and Beneficiary shall have an undivided interest in the respective assets of the Fund, provided that all Accounts segregated and all loans made pursuant to Section 6.7 shall together with the net earnings or losses of such Accounts or loans be accounted for separately and will not be included in any of the adjustments resulting from the application of this Section 4.2. Except as otherwise provided, the value of each Participant’s Accounts in each Fund shall be measured by the proportion that the net credits to his Accounts bear to the total net credits to all Accounts as of the date such share is being determined. For purposes of allocation of the net earnings and losses and for the valuation of the Trust Fund, each Fund shall be considered separately. No Fund shall share in the net earnings or losses of any other, and no Fund shall be valued by taking into account any assets or distributions for any other.
(b)    Each loan made pursuant to Section 6.7 shall be valued as of each Valuation Date. Any changes in value resulting from such valuation, together with any income or expenses attributable thereto, shall be credited or charged as of such Valuation Date to the Accounts of the Participant from which such loan was made.
(c)    Except as provided in Subsection (e) below, the interest of each Participant and Beneficiary in the net earnings and losses and of the valuation of one or more of the Funds may be measured by the value of the shares or units of such Fund credited to the Participant’s or Beneficiary’s Accounts as of the date that such valuation is being determined. The value of a unit in each such Fund on any Valuation Date shall be the quotient obtained by dividing the sum of (i) the cash and (ii) the fair market value of all securities or property allocated to such Fund, less any charges and expenses accrued and properly chargeable to such Fund as of said Valuation Date, by the aggregate number of units credited to all Accounts with respect to such Fund. The Trustee will furnish to the Committee a report with respect to the fair market value of all securities and property held in any Fund at least quarterly. To the extent that any assets of a Fund have been invested in one or more separate investment trusts, mutual funds, investment contracts or similar

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investment media, the net earnings and losses and valuation attributable to such investments shall be determined in accordance with the procedures of such investment media.
4.3    Allocation Procedure. As of each Valuation Date, the Committee shall, with respect to each Account:
(a)    First, charge each Account for any withdrawals, loans or distributions made therefrom since the immediately preceding Valuation Date.
(b)    Second, credit each Before-Tax Account pursuant to Section 4.7.
(c)    Third, credit each Roth Contributions Account pursuant to Section 4.7.
(d)    Fourth, credit each Catch‑Up Contribution Account pursuant to Section 4.7.
(e)    Fifth, credit each Rollover Contribution Account with the amount of any Rollover Contributions since the immediately preceding Valuation Date.
(f)    Sixth, credit any Accounts segregated pursuant to Article 6 with the amount of any loan repayments made since the immediately preceding Valuation Date.
(g)    Seventh, credit or charge the respective Accounts with the net earnings or losses of each Fund allocable thereto in accordance with Section 4.5, or, in the case of Accounts segregated in accordance with Article 6, the net earnings or losses allocable thereto in accordance with Article 6.
(h)    Eighth, credit each Matching Employer Contribution Account pursuant to Section 4.8.
(i)    Ninth, if the Valuation Date is the last day of a Plan Year, credit each Transition Contribution account pursuant to Section 4.11.
(j)    Tenth, if the Valuation Date is the last day of the Plan Year, credit each Employer Contribution Account and Automatic Contribution Account pursuant to Section 4.9.
4.4    Determination of Value of Trust Fund and of Net Earnings or Losses. As of each Valuation Date the Trustee shall determine for the period then ended the sum of the net earnings or losses of the Trust Fund (excluding any gains and losses attributable to the Accounts and loans to Participants segregated pursuant to Article 6), which shall reflect accrued but unpaid interest, gains or losses realized from the sale, exchange or collection of assets, other income received, appreciation or depreciation in the fair market value of assets, administration expenses, taxes and other expenses paid and, subject to Section 4.2(d), dividends. Gains or losses realized and adjustments for appreciation or depreciation in fair market value shall be computed with respect to the difference between such value as of the date of purchase and the date of disposition.

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4.5    Allocation of Net Earnings or Losses.
(a)    As of each Valuation Date, the net earnings or losses of the Trust Fund or of each Fund established under Section 4.2 shall be allocated to the Accounts (excluding Accounts and loans to Participants segregated pursuant to Section 6.7) of all Participants (or beneficiaries of deceased Participants or an alternate payee under a qualified domestic relations order) having credits in the Trust Fund or Fund on the Valuation Date. Such allocation shall be in the ratio that (i) the net credits to each Account of each Participant on the preceding Valuation Date bears to (ii) the total net credits to all such Accounts of all Participants on the preceding Valuation Date.
(b)    Notwithstanding the foregoing, reasonable Plan expenses shall be allocated to the Accounts of all Participants (or beneficiaries of deceased Participants or an alternate payee under a qualified domestic relations order) from time to time, but no less frequently than quarterly, as reasonably determined by the Committee. When allocating expenses among Accounts, the Committee may allocate such expenses using any reasonable method that does not violate applicable Department of Labor rules and regulations and does not discriminate in favor of Highly Compensated Employees. Such methods may include, but not be limited to: (i) allocating specific expenses to individual Participant accounts, including but not limited to expenses for distributions, loans, hardship withdrawal, rollovers, account maintenance and QDROs; (ii) allocating expenses using a per capita or pro rata method; (ii) allocating expenses only to current or former Employee-Participants; and (iii) any combination of the foregoing.
4.6    Eligibility to Share in the Employer Contributions and Automatic Contributions.
(a)    An Active Participant shall be eligible to share in Employer Contributions and Automatic Contributions for the Plan Year as of the last day of which such Employer Contributions and Automatic Contributions are being allocated if he is then employed by the Employer as an Eligible Employee and has completed 1,000 Hours of Service in such Plan Year. A Participant who, during a Plan Year, (i) retires on or after his Normal Retirement Date or Early Retirement Date, (ii) dies, (iii) is initially deemed totally and permanently disabled, or (iv) as expressly provided in the terms of an agreement approved or a resolution adopted by the board of directors of an Employer in connection with the termination of the Employer’s participation in the Plan during the Plan Year, provided such agreement or resolution was authorized by the Board of Directors, shall also be eligible to share in the Employer Contributions and Automatic Contributions for said Plan Year. A Participant who is eligible to share in the Employer Contributions and Automatic Contributions shall be known as an “Eligible Participant.”
(b)    Notwithstanding anything in the Plan to the contrary, if the Plan would otherwise fail to meet the requirements of Code Section 410(b) and the regulations thereunder because Employer Contributions, Transition Contributions and Automatic Contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules will apply:
(i)    The group of Participants eligible to share in the Employer Contribution and Automatic Contribution for the Plan Year will be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to

23

satisfy the applicable test specified above. The specific Participants who will become eligible under the terms of this paragraph will be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.
(ii)    If after application of the previous paragraph, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer Contribution and Automatic Contribution for the Plan Year will be further expanded to include the minimum number of former Participants who are (A) not employed on the last day of the Plan Year, (B) Non-Highly Compensated Employees and (C) are vested or partially vested in their Accounts, as are necessary to satisfy the applicable test. The specific former Participants who will become eligible under the terms of this paragraph will be those former Participants, when compared to similarly situated former Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.
(iii)    Nothing in this Section will permit the reduction of a Participant’s benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In the event allocations to additional Participants or former Participants are required, the Employer will make an additional contribution equal to the amount such persons would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this Section will be made by the 15th day of the tenth month after the end of the Plan Year and will be considered a retroactive amendment adopted by the last day of the Plan Year.
4.7    Allocation of Before-Tax Contributions, Roth Contributions and Catch-Up Contributions.
(a)    As of each Valuation Date, the Before‑Tax Contributions made on behalf of each Participant since the prior Valuation Date shall be allocated to such Participant’s Before‑Tax Account.
(b)    As of each Valuation Date, the Roth Contributions made on behalf of each Participant since the prior Valuation Date shall be allocated to such Participant’s Roth Contribution Account.
(c)    As of each Valuation Date, any Catch‑Up Contributions made on behalf of each Participant since the prior Valuation Date shall be allocated to such Participant’s Catch‑Up Contribution Account.
4.8    Allocation of Matching Employer Contributions. As of each Valuation Date, the Matching Employer Contributions made on behalf of each Participant in accordance with Section 3.5 since the prior Valuation Date shall be allocated to such Participant’s Matching Employer Contribution Account.

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4.9    Allocation of Employer Contribution and Automatic Contribution. As of the last day of each Plan Year, the Employer Contribution shall be allocated among the Employer Contribution Accounts of all Eligible Participants in the ratio that each such Participant’s Considered Compensation for the Plan Year from that Employer bears to the total Considered Compensation of all such Eligible Participants from that Employer for the Plan Year. As of the last day of each Plan Year, the Automatic Contributions made on behalf of eligible Participant in accordance with Section 3.7 of the Plan shall be allocated to the Automatic Contribution Account of each such Participant.
4.10    Limitation on Annual Additions. In addition to any other limits set forth in the Plan, and notwithstanding any other provision of the Plan, in no event shall the Annual Addition with respect to a Participant’s Accounts exceed the maximum annual amount permitted by Section 415 of the Code and the regulations issued thereunder. Notwithstanding any provisions in the Plan to the contrary, if the limitation of this Section 4.10 is exceeded for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (“EPCRS”) as set forth in Revenue Procedure 2008-50 or any superseding guidance, including but not limited to, the preamble to the final Treasury Regulations issued under Section 415 of the Code.
4.11    Allocation of Transition Contribution. As of the last day of the 2014 and 2015 Plan Years, the Transition Contributions made on behalf of eligible Participant in accordance with Section 3.8 of the Plan shall be allocated to the Transition Contribution Account of each such Participant.

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ARTICLE 5
AMOUNT OF PAYMENTS TO PARTICIPANTS
5.1    General Rule. Upon the retirement, disability, resignation or dismissal of a Participant, he, or in the event of his death, his beneficiary, shall be entitled to receive from his respective Accounts in the Trust Fund as of his Determination Date:
(a)    An amount equal to the Participant’s Before-Tax Account, Roth Contribution Account, Matching Account, Catch‑Up Contribution Account (if applicable), and Transition Contribution Account plus any of the Participant’s contributions made to the Trust Fund but not allocated to the Participant’s Before‑Tax Account or Catch‑Up Contribution Account as of his Determination Date; and
(b)    An amount equal to his Prior Plan Account and After-Tax Account;
(c)    An amount equal to his Rollover Account;
(d)    An amount equal to his Vested Employer Account; and
(e)    The nonforfeitable portion of the Participant’s Employer Contribution Account, Automatic Contribution Account, determined as hereafter set forth.
All rights of Participants or of any other person or persons shall be subject to the provisions of Article 6 concerning the time and manner of making distributions.
Notwithstanding anything in this Plan to the contrary, the nonforfeitable portion of the Employer Contribution Account of any Participant whose employment terminates pursuant to the Participant’s participation in a voluntary retirement program applicable to such Participant shall be equal to the greater of such percentage determined on the basis of the Participant’s age and Years of Service as of the date of termination, or such percentage determined on the basis of the Participant’s age as of the date of termination and Years of Service as of the date of termination increased by the number of additional years of Credited Service (as defined in the First Midwest Bancorp Consolidated Pension Plan), if any, with which such Participant is credited under the Pension Plan as a result of his participation in the voluntary retirement program.
5.2    Normal Retirement. Any Participant may retire on or after his Normal Retirement Date, at which date the forfeitable portion, if any, of his Employer Contribution Account, and Automatic Contribution Account shall become nonforfeitable. If the retirement of a Participant is deferred beyond his Normal Retirement Date, he shall continue in full participation in the Plan and Trust Fund.
5.3    Death. As of the date any Participant shall die while in the employ of the Employer or an Affiliate, the forfeitable portion, if any, of his Employer Contribution Account, and Automatic Contribution Account shall become nonforfeitable, including forfeitures eligible to be restored pursuant to Section 5.7(c).

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5.4    Disability.
(a)    As of the date any Participant shall be determined by the Committee to have become totally and permanently disabled because of physical or mental infirmity while in the employ of the Employer or an Affiliate and his employment shall have terminated, the forfeitable portion, if any, of his Employer Contribution Account, and Automatic Contribution Account shall become nonforfeitable, including forfeitures eligible to be restored pursuant to Section 5.7(c).
(b)    A Participant shall be deemed totally and permanently disabled when, on the basis of qualified medical evidence, the Committee finds such Participant to be unable to satisfactorily perform his normal duties required of him by an Employer or Affiliate as a result of physical or mental infirmity, injury, or disease, either occupational or nonoccupational in cause; provided, however, that disability hereunder shall not include any disability incurred or resulting from the Participant’s having engaged in a criminal enterprise, or any disability consisting of or resulting from the Participant’s chronic alcoholism, addiction to narcotics or an intentionally self-inflicted injury.
5.5    Vesting. A Participant’s interest in his Before-Tax Account, Catch-Up Contribution Account, Matching Account, Vested Employer Account, Transition Contribution Account, Prior Plan Account and After-Tax Account shall be nonforfeitable at all times. Except as otherwise provided in this Article 5, a Participant’s nonforfeitable interest in his Employer Contribution Account, Automatic Contribution Account, Heritage Plan Account and McHenry Plan Account at any point in time shall be determined under Section 5.6.
5.6    Resignation or Dismissal.
(a)    If any Participant shall incur his Severance Date, other than by reason of death or disability or on or after his Normal Retirement Date or Early Retirement Date, there shall become nonforfeitable none, a portion, or all of his Employer Contribution Account and Automatic Contribution Account computed as of his Determination Date in accordance with the following schedule, subject to Sections 2.3 and 2.4:

If His Years of Service Shall Have Been	The Nonforfeitable Percentage of His Employer Contribution Account and Automatic Contribution Account Shall Be
Less than 2 2 but less than 3 3 but less than 4 4 but less than 5 5 but less than 6 6 or more	0% 20% 40% 60% 80% 100%

Any part of the Employer Contribution Account and Automatic Contribution Account of such Participant which does not become nonforfeitable shall be treated as a forfeiture pursuant to Section 5.7.

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(b)    If a Participant is employed at a Company branch located in Streator, Illinois and incurs his Severance Date on the day of the Company’s sale of the Streator branches, then 100% of his Employer Contribution Account computed as of his Determination Date shall be nonforfeitable.
5.7    Treatment of Forfeitures.
(a)    Upon termination of a Participant’s employment with the Employer and all Affiliates, the nonvested portion of his Employer Contribution Account and Automatic Contribution Account shall become a forfeiture pursuant to Section 5.6 as of the end of the Plan Year in which the termination of employment occurred if the Participant is not then reemployed by the Employer or an Affiliate. Forfeitures shall be used to reduce the Employer Contributions and Automatic Contributions that would otherwise be paid by the Employer to the Plan pursuant to Sections 3.4 and 3.7.
(b)    If a Participant is reemployed by the Employer or an Affiliate without incurring 5 consecutive One-Year Breaks in Service, and before distribution of the nonforfeitable portion of his Employer Contribution Account and Automatic Contribution Account, the amount of the forfeiture shall be restored to his Employer Contribution Account and Automatic Contribution Account, as appropriate, as of the last day of the Plan Year in which he is reemployed.
(c)    If the Participant is reemployed by the Employer or an Affiliate without incurring 5 consecutive One-Year Breaks in Service but after distribution of the nonforfeitable portion of his Employer Contribution Account and Automatic Contribution Account, and if the Participant repays, the amount of the Employer Contribution Account and Automatic Contribution Account distributed to him before the earlier of (i) the date which is 5 years after the first date on which the Participant is reemployed by the Employer or an Affiliate, or (ii) the date on which he incurs 5 consecutive One-Year Breaks in Service, then the amount of the forfeiture shall be restored to his Employer Contribution Account and Automatic Contribution Account, as appropriate, as of the last day of the Plan Year in which such repayment is made.
(d)    Notwithstanding the foregoing, if a Participant terminated his employment with the Employer and all Affiliates because of a maternity or paternity absence as defined in Section 1.4, then this Section 5.7 shall be read by substituting the word “six” for the number “five” as it appears in Subsections (b) and (c) above.
(e)    Amounts restored to a Participant’s Employer Contribution Account and Automatic Contribution Account pursuant to paragraph (b) or (c) above shall be deducted from the forfeitures which otherwise would be allocable for the Plan Year in which such reemployment or repayment occurs or, to the extent such forfeitures are insufficient, shall require a supplemental contribution from the Employer.

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ARTICLE 6
DISTRIBUTIONS
6.1    Commencement of Distributions.
(a)    (i)    Distribution of a Participant’s Accounts in the Trust Fund shall commence or be made on or as soon as practicable after his 65th birthday or, if later, the Participant’s termination of employment with the Employer and all Affiliates and, unless a Participant and his spouse (if applicable) otherwise request in writing, distributions shall commence no later than the 60th day after the close of the Plan Year in which the later of such events occurs.
(ii)    In all events, distribution shall commence no later than the Required Beginning Date, and subsequent distributions required to be made each year for compliance with Code Section 401(a)(9) and the regulations promulgated thereunder shall be made no later than December 31 of such year.
(b)    Notwithstanding anything in this Section 6.1 to the contrary, if any further amount becomes due from a Participant’s Accounts after a distribution has occurred, a payment retroactive to such distribution date shall be made no later than 60 days after the earliest date on which such amount can be ascertained.
(c)    Notwithstanding anything in this Article 6 to the contrary, the Committee shall direct the Trustee to distribute to the Participant the distributable balance of his Accounts in a lump sum payment at any time after his Determination Date without his written consent to such distribution if, at the time of the distribution, the value of the nonforfeitable portion of the Participant’s Accounts does not exceed $5,000. The $5,000 cashout amount shall apply at the time a distribution is made, regardless of whether the Participant’s vested Account balances exceeded $5,000 at the time of any prior distribution. The value of a Participant’s nonforfeitable accrued benefit may be determined without regard to the portion of the benefit that is attributable to Rollover Contributions (and any earnings allocable to the rollover contributions). Rollover Contributions are defined as any rollover contribution under Code Sections 402(c), 403(a)(4), 403(b)(8), 438(d)(3)(A)(ii) and 457(e)(16).
(d)    Any distribution made in accordance with this Article 6 shall, to the extent required by law, be eligible to be distributed in a direct rollover as an Eligible Rollover Distribution in accordance with Section 6.11.
6.2    Form of Distributions.
(a)    The Accounts in the Trust Fund distributable to any Participant shall be distributed in one lump sum payment.
(b)    Effective for lump sum distributions made with respect to any Determination Date which occurs on or after December 31, 1999, notwithstanding any other Plan provision, shares of Company common stock held in the Investment Funds described in Sections 9.5(a)(ii) and 9.5

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(a)(iv), which are allocated to a Participant’s Account hereunder may be distributed in-kind to the extent the Participant or, if applicable, the Participant’s designated beneficiary elects a lump sum in-kind form of distribution; provided, however, any fractional shares shall be distributed in the form of cash.
6.3    Distributions to Beneficiaries. The balance of a deceased Participant’s Accounts which is distributable to a beneficiary shall be distributed in one lump sum as soon as practicable (but in no event later than the December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs) after the Valuation Date immediately following the Participant’s death, based on the value of the Participant’s accounts as of such Valuation Date.
6.4    Beneficiaries.
(a)    Except as otherwise provided in this Section 6.4, the distributable balance of a deceased Participant’s Accounts shall be paid to his surviving spouse.
(b)    The balance of a deceased Participant’s Accounts shall be distributed to the persons effectively designated by the Participant as his beneficiaries. To be effective, the designation shall be filed with the Committee in such written form as the Committee requires and may include contingent or successive beneficiaries; provided that any designation by a Participant who is married at the time of his death which fails to name his surviving spouse as the sole primary beneficiary shall not be effective unless such surviving spouse has consented to the designation in writing, witnessed by a Plan representative or notary public, acknowledging the effect of the designation and the specific non-spouse beneficiary, including any class of beneficiaries or any contingent beneficiary. Such consent shall not be required if, at the time of filing such designation, the Participant established to the satisfaction of the Committee that the consent of the Participant’s spouse could not be obtained because there is no spouse, the spouse could not be located or by reason of such other circumstances as may be prescribed by regulations. Any consent (or establishment that the consent could not be obtained) shall be effective only with respect to such spouse. Any Participant may change his beneficiary designation at any time by filing with the Committee a new beneficiary designation (with such spousal consent as may be required).
(c)    If a Participant dies, and to the knowledge of the Committee after reasonable inquiry leaves no surviving spouse, has not filed an effective beneficiary designation or has revoked all such designations, or has filed an effective designation but the beneficiary or beneficiaries predeceased him or the beneficiary dies before complete distribution of the Participant’s benefits, the distributable portion of the Participant’s Accounts shall be paid in accordance with the following order of priority:
(i)    to the Participant’s surviving spouse, or if there be none surviving,
(ii)    to the Participant’s children, in equal parts, or if there be none surviving,
(iii)    to the Participant’s father and mother, in equal parts, or if there be none surviving,

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(iv)    to the executor or administrator of the Participant’s estate.
6.5    Form of Elections and Applications for Benefits. Any election, revocation of an election or application for benefits pursuant to the Plan shall not be effective unless it is (a) made on such form, if any, as the Committee may prescribe for such purpose; (b) signed by the Participant and, if required under Section  6.4, by the Participant’s spouse; and (c) filed with the Committee.
6.6    Unclaimed Distributions. In the event any distribution cannot be made because the person entitled thereto cannot be located and the distribution remains unclaimed for 2 years after the distribution date established by the Committee, then such amount shall be treated as a forfeiture and allocated in accordance with Section 4.8. In the event such person subsequently files a valid claim for such amount, such amount shall be restored to the Participant’s Accounts in a manner similar to the restoration of forfeitures under Section 5.7.
6.7    Loans.
(a)    Upon the request of a Participant, the Committee or its delegate shall authorize a loan to such Participant in accordance with this Section 6.7, provided that the Participant has no outstanding loans from the Plan. Loans shall not be available from a Participant’s Transition Contribution Account.
(b)    The amount of any loan shall not be less than $1,000, and shall not exceed 50% of the amount which he would be entitled to receive from his Accounts (excluding his Transition Contribution Account) if he had resigned from the service of the Employer and all Affiliates and if his Determination Date was the Valuation Date next preceding the date of such loan request; provided, however, that the amount of such loan shall not exceed $50,000 reduced by the highest outstanding balance of loans from the Trust Fund during the one-year period ending on the day before the date on which such loan is made or modified. Such loans shall be made available to all Participants on a reasonably equivalent basis.
(c)    Loans shall be made on such terms as the Committee may prescribe, provided that any such loan shall be evidenced by a note, shall bear a reasonable rate of interest on the unpaid principal thereof, and shall be secured by the Participant’s Accounts and such other security as the Committee in its discretion deems appropriate.
(d)    Loans shall be repaid by the Participant by payroll deductions or any other methods approved by the Committee which require level amortization of principal and repayments not less frequently than quarterly. Such loans shall be repaid over a period not to exceed 5 years in accordance with procedures established by the Committee from time to time.
(e)    Loans shall be deemed made from the Participant’s Accounts. Amounts necessary to fund such loan shall be deducted from the Participant’s respective Accounts in accordance with the following order:
(i)    first, the After-Tax Account;

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(ii)    second, the Prior Plan Account;
(iii)    third, either the McHenry Plan Account or Heritage Plan Account, as applicable;
(iv)    fourth, the Vested Employer Account;
(v)    fifth, the Before-Tax Account;
(vi)    sixth, the Catch-Up Contribution Account;
(vii)    seventh, the Matching Account;
(viii)    eighth, the Employer Contribution Account; and
(ix)    ninth, the Automatic Contribution Account,
with such deductions taken pro rata from each of the Participant’s Investment Funds held in the respective Accounts. Loans shall not be made from a Participant’s Transition Contribution Account.
The portion of each Account used to secure the loan shall be held for the benefit of the Participant and treated in the manner described in Section 4.2(b). Loan repayments shall be credited to the Accounts in the manner described in Section 4.3 and invested in the separate Funds in accordance with the Participant’s investment directions applicable to contributions in effect under Section 9.5 at the time of the repayment. Upon the occurrence of a Participant’s Determination Date, the unpaid balance of any loan shall be charged against the Accounts from which made to the extent not repaid before distribution to the Participant.
6.8    Withdrawals Prior to Termination of Employment.
(a)    Subject to paragraph (b) below, a Participant who has not incurred his Severance Date may, upon the determination by the Committee or its delegate that he has incurred a financial hardship, make a withdrawal from his After‑Tax Account and, to the extent necessary, his Before‑Tax Account, his Roth Contribution Account, and his Catch‑Up Contribution Account. In any case where the Participant claims financial hardship, he shall submit a written request for such distribution in accordance with procedures prescribed by the Committee. The Committee shall determine whether the Participant has a “financial hardship” on the basis of such written request in accordance with this Section 6.8, and such determination shall be made in a uniform and nondiscriminatory manner. The Committee shall only make a determination of “financial hardship” if the distribution to be made is made on account of (A) an immediate and heavy financial need of the Participant and (B) the amounts to be distributed from the Participant’s After‑Tax Account, Before-Tax Account and Catch‑Up Contribution Account are necessary to satisfy the Participant’s need.
(b)    The determination of whether a Participant has an immediate and heavy financial need is to be made by the Committee on the basis of all relevant facts and circumstances.

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A distribution will be deemed to be on account of an immediate and heavy financial need only if made on account of:
(i)    Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant’s spouse, any dependents of the Participant (as defined in Code Section 152 and without regard to Section 152(d)(1)(B));
(ii)    The purchase (excluding mortgage payments) of a principal residence for the Participant;
(iii)    Payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents;
(iv)    The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;
(v)    Payments relating to burial or funeral expenses for the Participant’s deceased parent, spouse, children, dependents (as defined in Code Section 152 and without regard to Section 152(d)(1)(B));
(vi)    Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
(vii)    Any other event or expense deemed an immediate and heavy financial need by the Committee or by the Department of the Treasury regulations.
(c)    The determination of whether a distribution is necessary to satisfy the immediate and heavy financial need of the Participant shall be made by the Committee or its delegate on the basis of all relevant facts and circumstances, provided, however, that this requirement shall be met only if the Participant reasonably demonstrates that all of the following requirements are satisfied:
(i)    the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant; and
(ii)    the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan; and
(iii)    the Participant will not make any Before-Tax or Roth Contributions or Catch-Up Contributions for six months after receiving the hardship distribution.
(d)    Any withdrawals under this Section shall not reduce the non-forfeitable portion of the Participant’s Account below the amount of the balance of any outstanding loan made pursuant to Section 6.7. Withdrawals on account of hardship shall be further limited by paragraph (e) below.

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(e)    Distributions from the Participant’s Before-Tax Account, Roth Contribution Account and/or Catch-Up Contribution Account on account of hardship pursuant to this Section 6.8 shall not exceed the lesser of:
(i)    the amount needed to relieve the immediate and heavy financial need;
(ii)    the sum of the balances of the Participant’s Before-Tax Account, Roth Contribution Account and Catch-Up Contribution Account at the time of the distribution; or
(iii)    (A) the sum of the balance of the Before-Tax Account as of December 31, 1988 plus the Participant’s Before-Tax Contributions and Roth Contributions made on or after January 1, 1989, reduced by (B) the aggregate amount distributed from the Participant’s Before-Tax Account on or after January 1, 1989.
(f)    Notwithstanding the foregoing, if a Participant is married at the time he requests a withdrawal, no such withdrawal shall be permitted without the written consent of the Participant’s spouse, which shall be witnessed by a notary public or a Plan representative.
6.9    Facility of Payment. When, in the Committee’s opinion, a Participant or beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his affairs, the Committee may direct the Trustee to make payments:
(a)    directly to the Participant or beneficiary;
(b)    to a duly appointed guardian or conservator of the Participant or beneficiary;
(c)    to a custodian for the Participant or beneficiary under the Uniform Gifts to Minors Act;
(d)    to an adult relative of the Participant or beneficiary; or
(e)    directly for the benefit of the Participant or beneficiary.
Any such payment shall constitute a complete discharge therefore with respect to the Trustee and the Committee.
6.10    Claims Procedure.
(a)    Any person who believes that he is then entitled to receive a benefit under the Plan, including one greater than that initially determined by the Committee, may file a claim in writing with the Committee.
(b)    The Committee shall within 90 days of the receipt of a claim either allow or deny the claim in writing. If the claim requires a determination of disability the Committee shall within 45 days of receipt of a claim either allow or deny the claim in writing. A denial of a claim shall be written in a manner calculated to be understood by the claimant and shall include:

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(i)    the specific reason or reasons for the denial;
(ii)    specific references to pertinent Plan provisions on which the denial is based;
(iii)    a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(iv)    an explanation of the Plan’s claim review procedure.
(c)    A claimant whose claim is denied (or his duly authorized representative) may, within 60 days (180 days for disability claims) after receipt of denial of his claim:
(i)    submit a written request for review to the Committee;
(ii)    review pertinent documents; and
(iii)    submit issues and comments in writing.
(d)    The Committee shall notify the claimant of its decision on review within 60 days (45 days for disability claims) of receipt of a request for review. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.
(e)    The 90-day and 60-day periods described in subsections (b) and (d), respectively, may be extended at the discretion of the Committee for a second 90- or 60-day period. The 45 day period described in subsection (b) may be extended at the discretion of the Committee for two separate 30 day periods. The 45 day period described in subsection (d) may be extended for a period of 45 days at the Committee’s discretion. If the Committee decides it needs an extension it will provide written notice of the extension to the claimant prior to the termination of the initial period, indicating the special circumstances requiring such extension of time and the date by which a final decision is expected.
(f)    Participants and beneficiaries shall not be entitled to challenge the Committee’s determinations in judicial or administrative proceedings without first complying with the procedures in this Article. The Committee’s decisions made pursuant to this Section are intended to be final and binding on Participants, beneficiaries and others.
(g)    Any judicial or administrative challenge to the Committee’s final determination must be filed with the court or administrative agency within the two-year period immediately following the date benefits were denied by the Committee on review of its initial determination.

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6.11    Eligible Rollover Distributions.
(a)    Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article 6, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
(b)    Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and, any distribution that is a hardship distribution described in Code Section 401(k)(2)(B)(i)(IV).
(c)    Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement account described in Code Section 408A, an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. In addition, with respect to distributions made to a nonspouse beneficiary after December 31, 2006, an eligible retirement plan is an individual retirement account under 408(b) that is established in a manner that identifies it as an individual retirement account with respect to the deceased individual and also identifies the deceased individual and the beneficiary.
(d)    A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of After-Tax Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code, or, with respect to distributions made after December 31, 2006, to a tax sheltered annuity described in section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
(e)    Distributee: A distributee includes an employee or a former employee. In addition, an employee’s or former employee’s surviving spouse and an employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse

36

or former spouse. Effective for distributions made after December 31, 2006, a distributee shall also include an individual who is a designated beneficiary (within the meaning of Code Section 401(a)(9)(E)) and who is not the surviving spouse of the employee or former employee.
(f)    Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
6.12    Minimum Required Distributions.
(a)    General Rules.
(i)    Effective Date. The provisions of this Section 6.12 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
(ii)    Precedence. The requirements of this Section 6.12 will take precedence over any inconsistent provisions of the Plan.
(iii)    Requirements of Treasury Regulations Incorporated. All distributions required under this Section 6.12 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.
(iv)    Compliance Savings Provision. As of the effective date of this Section 6.12, a Participant’s Accounts are distributable only in a single lump sum to the Participant or his beneficiaries. The provisions of Sections 6.12(c) and Section 6.12(d) shall apply only to the extent that the Plan otherwise provides that any part of a Participant’s Accounts is distributable in a form other than a single lump sum.
(b)    Time and Manner of Distribution.
(i)    Required Beginning Date. The Participant’s entire interest will be distributed to the Participant no later than the Participant’s Required Beginning Date.
(ii)    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest in the Plan will be distributed no later than as follows:
(A)    If a Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 ½, if later.
(B)    If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

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(C)    If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the amount in the Participant’s Accounts will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(D)    If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection (b)(ii), other than subsection (b)(ii)(A), will apply as if the surviving spouse were the Participant.
For purposes of this subsection (b)(ii) and subsection (d), unless subsection (b)(ii)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection (b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (b)(ii)(A).
(iii)    Forms of Distribution. Unless the amount in the Participant’s Accounts is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 6.12(c) and 6.12(d).
(c)    Required Minimum Distributions During Participant’s Lifetime.
(i)    Amount of Required Minimum Distribution For Each Distribution Calendar Year. Subject to Section 6.2, during the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(A)    the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
(B)    if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
(ii)    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 6.12(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
(d)    Required Minimum Distributions After Participant’s Death.
(i)    Death On or After Date Distributions Begin.

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(A)    Participant Survived by Designated Beneficiary: Subject to Section 6.3, if the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
(1)    The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(2)    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
(3)    If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(B)    No Designated Beneficiary: Subject to Section 6.4(c), if the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(ii)    Death Before Date Distributions Begin.
(A)    Participant Survived by Designated Beneficiary: If the Participant dies before the date distributions begin and there is a designated beneficiary, the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the participant’s death.
(B)    No Designated Beneficiary: If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30

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of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(C)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin: Notwithstanding any provision of this Plan to the contrary, if the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 6.12(b)(ii)(A), this Section 6.12(d)(ii) will apply as if the surviving spouse were the Participant.
(e)    Definitions.
(i)    Designated beneficiary. The “designated beneficiary” means the individual who is designated as the beneficiary under Section 6.4 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.
(ii)    Distribution calendar year. The “distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.12(b)(ii). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
(iii)    Life expectancy. “life expectancy” means the life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.
(iv)    Participant’s account balance. The “account balance” means the account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (‘valuation calendar year’) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after such Valuation Date and decreased by distributions made in the valuation calendar year after such Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

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(v)    Required Beginning Date. “Required Beginning Date” is defined at Section 1.4 of the Plan.
6.13    Automatic Rollover.    Notwithstanding any other provision of this Plan, in the event an amount greater than $1,000 is distributed pursuant to the provisions of Section 6.1(c) above, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 6.11, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

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ARTICLE 7
TOP-HEAVY PLAN REQUIREMENTS
7.1    Definition of Top-Heavy Plan. The Plan shall be Top-Heavy with respect to a Plan Year if it is a member of a Required Aggregation Group and the present value of the accrued benefits for Key Employees under all plans in the Aggregation Group exceeds 60% of the present value of the accrued benefits for all employees under all plans in the Aggregation Group. This ratio shall be computed as provided in Section 416(g) of the Code. Such present values shall be determined as of the last day of the preceding Plan Year of each plan. If all plans in the Aggregation Group do not have the same Plan Year, then such present values shall be determined as of the last day of each Plan Year ending in the same calendar year as the last day of the preceding Plan Year of this Plan. Under a defined contribution plan, such present values shall be determined by aggregating the value of all accounts of all Key Employees and all employees respectively. As used in this Section, the term “accounts” includes certain prior distributions, Employer contributions payable to the Plan, employee contributions, and rollover accounts, if any, all in accordance with Section 416(g) of the Code or regulations thereunder.
7.2    Top-Heavy Plan Requirements. Notwithstanding any provision of the Plan to the contrary but subject to the Company’s right to terminate the Plan, the following provisions shall apply with respect to any Plan Year in which the Plan is Top-Heavy.
(a)    Minimum Vesting. Effective as of the first day of such Plan Year, the following vesting schedule shall be substituted for the schedules set forth in Section 5.6, except to the extent, with respect to any Participant, a schedule in Section 5.6 applicable to such Participant produces a larger Plan benefit:

If His Years of Service Shall Have Been	The Nonforfeitable Percentage of His Employer Contribution Account Shall Be
2 but less than 3 3 but less than 4 4 but less than 5 5 but less than 6 6 or more	20% 40% 60% 80% 100%

(b)    Minimum Contribution. All Participants who are Non-Key Employees participating in the Plan are also participants in a defined benefit plan maintained by the Employer. Consequently, any minimum benefits required due to the top-heavy status of this Plan will be provided in such defined benefit plan. If the defined benefit plan is terminated and if the Required Aggregation Group is top-heavy, the Employer shall make a supplemental contribution to the Vested Employer Accounts and Employer Contribution Account of any such Participant, in an amount sufficient for the total amount of Employer contributions allocated to accounts of such Participant to equal 5% of such Participant’s Total Compensation for such Plan Year. For purposes of this subsection, the term “Participant” means a Participant who was employed by the Employer on the last day of a Plan Year in which the Plan is Top-Heavy.

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7.3    Definitions. For purposes of this Article:
(a)    A “Key Employee” is any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $145,000 (as adjusted under section 416(i)(1) of the Code), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code.
The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.
(b)    A “Non-Key Employee” is an employee of the Employer other than a Key Employee.
(c)    “Employer” means the Employer and all Affiliates.
(d)    “Aggregation Group” means a group of qualified plans consisting of this Plan and certain other defined contribution plans and defined benefit plans maintained by the Employer which are aggregated for purposes of determining whether the group as whole is Top-Heavy. The Aggregation Group includes plans which must be aggregated for this purpose (the “Required Aggregation Group”) and other plans which are aggregated for this purpose (the “Permissive Aggregation Group”).
(e)    The “Required Aggregation Group” shall include:
(i)    each employee benefit plan of the Employer qualified under Section 401(a) of the Code in which a Key Employee is a participant; and
(ii)    each other qualified plan which enables any plan described in (i) to meet the anti-discrimination or coverage requirements of the Code.
(f)    The “Permissive Aggregation Group” includes such other qualified plan or plans of the Employer as the Committee may in its discretion elect, provided the inclusion of any such plan in the Aggregation Group does not cause it to fail to meet the anti-discrimination or coverage requirements of the Code.
7.4    Cessation of Top-Heavy Requirements.
(a)    Once the Plan has been Top-Heavy but is no longer Top-Heavy, this Article shall be inapplicable except as provided in this Section.
(b)    The vesting schedule set forth in Section 7.2(a) shall continue to apply to a Participant who had 5 or more Years of Service as of the last day on which the Plan was Top-Heavy.
(c)    The Employer Contribution Account of any other Participant constituted as of the last day on which the Plan was Top-Heavy shall be separately accounted for as a subaccount

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until the nonforfeitable percentage of his Employer Contribution Account pursuant to Section 5.6 equals or exceeds the nonforfeitable percentage of his Employer Account on the last day on which the Plan was Top-Heavy. In the event such Participant shall resign or be dismissed from the employ of the Employer while a subaccount is being maintained, his nonforfeitable interest in such subaccount shall be computed pursuant to Section 5.6 but using the same nonforfeitable percentage as was applicable to him on the last day on which the Plan was Top-Heavy.
7.5    EGTRRA Top-Heavy Provisions.
(a)    This Section 7.5 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.
(i)    Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”
(ii)    Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.
(b)    Minimum Benefits. For Plan Years beginning on or after January 1, 2002, Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

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ARTICLE 8
POWERS AND DUTIES OF PLAN COMMITTEE
8.1    Appointment of Plan Committee.
(a)    The Board of Directors of the Company (the “Board of Directors”) shall name a Plan Committee (the “Committee”) to consist of not less than 3 persons to serve as administrator and named fiduciary of the Plan. Any person, including directors, shareholders, officers and employees of the Company, shall be eligible to serve on the Committee. Every person appointed a member of the Committee shall signify his acceptance in writing to the Board of Directors.
(b)    Members of the Committee shall serve at the pleasure of the Board of Directors and may be removed by the Board of Directors at any time with or without cause. Any member of the Committee may resign by delivering his written resignation to the Board of Directors, and such resignation shall become effective at delivery or at any later date specified therein. Vacancies in the Committee shall be filled by the Board of Directors.
(c)    Usual and reasonable expenses of the Committee shall be paid by the Trustee out of the principal or income of the Trust Fund. The members of the Committee who are employees of an Employer or any Affiliate shall not receive any compensation for their services as such.
8.2    Powers and Duties of Committee. The Company shall have final and binding authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to the carrying out of its functions hereunder, whether or not such rights and powers are specifically enumerated herein. The Committee shall have the specific delegated powers and duties described in this Article 8, and such further powers and duties as may be delegated to it by the Company. In exercising its responsibilities hereunder, the Committee may manage and administer the Plan through the use of agents who may include employees of the Employer.
Without limiting the generality of the foregoing, and in addition to the other powers set forth in this Article 8, the Committee shall have the following express authorities:
(a)    To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder.
(b)    To prescribe procedures to be followed by Participants or beneficiaries filing applications for benefits.
(c)    To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan.
(d)    To receive from the Employers, Participants and others such information as shall be necessary for the proper administration of the Plan.

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(e)    To furnish the Company upon request such annual and other reports with respect to the administration of the Plan as are reasonable and appropriate.
(f)    To receive, review and maintain on file reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee.
8.3    Committee Procedures.
(a)    The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs.
(b)    A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by the vote of the majority of the members of the Committee present at the meeting. The Committee may act without a meeting by written consent of a majority of its members.
(c)    The Committee may elect one of its members as chairman and may appoint a secretary, who may or may not be a Committee member, and shall advise the Trustee and the Employer of such actions in writing. The secretary shall keep a record of all actions of the Committee and shall forward all necessary communications to the Employer or the Trustee.
(d)    Filing or delivery of any document with or to the secretary of the Committee in person or by registered or certified mail, addressed in care of the Employer, shall be deemed a filing with or delivery to the Committee.
8.4    Consultation with Advisors. The Committee (or any fiduciary designated by the Committee pursuant to Section 8.8) may employ or consult with counsel, actuaries, accountants, physicians or other advisors (who may be counsel, actuaries, accountants, physicians or other advisors for the Employer).
8.5    Committee Members as Participants. Any Committee member may also be a Participant, but no Committee member shall have power to take part in any discretionary decision or action affecting his own interest as a Participant under this Plan unless such decision or action is upon a matter which affects all other Participants similarly situated and confers no special right, benefit or privilege not simultaneously conferred upon all other such Participants.
8.6    Records and Reports. The Committee shall take all such action as it deems necessary or appropriate to comply with governmental laws and regulations relating to the maintenance of records, notifications to Participants, registrations with the Internal Revenue Service, reports to the U.S. Department of Labor and all other requirements applicable to the Plan.
8.7    Investment Policy.
(a)    The Committee from time to time shall determine the short-term and long-term financial needs of the separate Investment Funds comprising the Trust Fund and such needs

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shall be communicated from time to time to the Trustee, Investment Managers or others having responsibility and control of the Trust Fund.
(b)    Subject to subsection (c) below, the Trustee shall have the exclusive authority and discretion to manage and control the assets of the respective Investment Funds pursuant to the investment policy determined by the Committee.
(c)    The Committee may in its discretion:
(i)    appoint one or more Investment Managers to manage (including the power to direct the Trustee to acquire or dispose of) any assets of the Plan pursuant to the investment policy determined by the Committee, in which case the Trustee shall not be liable for the acts or omissions of any such Investment Manager or be under an obligation to invest or otherwise manage any asset of the Plan which is subject to the management of any such Investment Manager; and
(ii)    direct the Trustee with respect to the investment of the assets of the Plan in any mutual fund, insurance company separate account or collective investment fund maintained by a bank or trust company (including but not limited to such funds maintained by the Trustee or any affiliate thereof), or similar pooled investment vehicle, pursuant to the investment policy of any Investment Fund determined by the Committee.
(d)    For purposes of this Section 8.7, an Investment Manager shall mean (i) a registered investment adviser under the Investment Advisers Act of 1940, (ii) a bank as defined in such Act, or (iii) an insurance company qualified under the laws of more than one state to manage, acquire and dispose of plan assets. Any Investment Manager appointed by the Committee shall acknowledge in writing that it is a fiduciary with respect to the Plan.
8.8    Designation of Other Fiduciaries. The Committee may designate in writing other persons to carry out a specified part or parts of its responsibilities hereunder (including the power to designate other persons to carry out a part of such designated responsibility), but not including the power to appoint Investment Managers. Any such designation shall be accepted by the designated person, who shall acknowledge in writing that he is a fiduciary with respect to the Plan.
8.9    Obligations of Committee.
(a)    The Committee or its properly authorized delegate shall make such determinations as are necessary to accomplish the purposes of the Plan with respect to individual Participants or classes of such Participants. The Employer shall notify the Committee of facts relevant to such determinations, including, without limitation, length of service, compensation for services, dates of death, permanent disability, granting or terminating of leaves of absence, ages, retirement and termination of service for any reason (but indicating such reason), and termination of participation. The Employer shall also be responsible for notifying the Committee of any other facts which may be necessary for the Committee to discharge its responsibilities hereunder.

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(b)    The Committee is hereby authorized to act solely upon the basis of such notifications from the Company and to rely upon any document or signature believed by the Committee to be genuine and shall be fully protected in so doing. For the purpose of this Section, a letter or other written instrument signed in the name of the Company by any officer thereof shall constitute a notification therefrom; except that any action by the Company or its Board of Directors with respect to the appointment or removal of a member of the Committee or the amendment of the Plan and Trust or the designation of a group of employees to which the Plan is applicable shall be evidenced by an instrument in writing, signed by a duly authorized officer or officers, certifying that said action has been authorized and directed by a resolution of the Board of Directors of the Company.
(c)    The Committee shall notify the Trustee of its actions and determinations affecting the responsibilities of the Trustee and shall give the Trustee directions as to payments or other distributions from the Trust Fund to the extent they may be necessary for the Trustee to fulfill the terms of the Trust Agreement.
(d)    The Committee shall be under no obligation to enforce payment of contributions hereunder or to determine whether contributions delivered to the Trustee comply with the provisions hereof relating to contributions, and is obligated only to administer this Plan pursuant to the terms hereof.
8.10    Indemnification of Committee. The Employers shall indemnify members of the Committee and its authorized delegates who are employees of the Employer for any liability or expenses, including attorneys’ fees, incurred in the defense of any threatened or pending action, suit or proceeding by reason of their status as members of the Committee or its authorized delegates, to the full extent permitted by the law of the Employer’s state of incorporation.

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ARTICLE 9
TRUSTEE AND TRUST FUND
9.1    Trust Fund. A Trust Fund to be known as the First Midwest Bancorp Savings and Profit Sharing Trust (herein referred to as the “Trust” or the “Trust Fund”) has been established by the execution of a trust agreement with one or more Trustees and is maintained for the purposes of this Plan. The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust, for the benefit of the Participants and their beneficiaries.
9.2    Payments to Trust Fund and Expenses. All contributions hereunder will be paid into and credited to the Trust Fund and all benefits hereunder and reasonable expenses of the Plan will be paid from the Trust Fund and charged thereto. The Committee and the Trustee may adopt written procedures for payment of the fees and expenses associated with the administration of the Plan and the Trust. To the extent expenses properly chargeable to the Trust Fund are paid by the Employers, the Trust Fund shall reimburse the Employers for payment of such expenses.
9.3    Trustee’s Responsibilities. The powers, duties and responsibilities of the Trustee shall be as set forth in the Trust Agreement and nothing contained in this Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the Trustee.
9.4    Reversion to the Employer. The Employer has no beneficial interest in the Trust Fund and no part of the Trust Fund shall ever revert or be repaid to the Employer, directly or indirectly, except that the Employer shall upon written request have a right to recover:
(a)    within one year of the date of payment of a contribution by the Employer, any amount (less any losses attributable thereto) contributed through a mistake of fact;
(b)    within one year of the date on which any deduction for a contribution by the Employer under Section 404 of the Code is disallowed, an amount equal to the amount disallowed (less any losses attributable thereto); and
(c)    at the termination of the Plan, any amounts remaining in the Excess Forfeiture Suspense Account.
9.5    Investment Options. Each Participant shall direct the Trustee with respect to the Investment Fund or Funds in which the Participant’s contributions and Accounts are to be invested.
(a)    Subject to the discretion of the Committee to establish additional Funds or to consolidate Funds, Funds shall be maintained as follows:
(i)    At least one Fund shall be established, maintained and invested with the objective of protection of principal and substantial liquidity, with a rate of return consistent with such objective.
(ii)    A second Fund shall be established, maintained and invested in common stock of the Company purchased (i) in the open market, (ii) by participation in a dividend reinvestment or similar plan available to stockholders of the Company, or

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(iii) privately from the Company or any other person; provided that amounts allocated to this Fund may be invested in short-term interest bearing accounts to facilitate investments in common stock of the Company, transfers among Funds or distributions to Participants.
(iii)    At least two additional Funds shall be established, maintained and invested with objectives which, when combined with the other Funds, provide Participants with the opportunity to designate the investment of their Accounts among diversified Funds providing a range of risk and return consistent with the requirements of the regulations of the Department of Labor under Section 404(c) of ERISA, specifically regulations Section 2550.404c-1(b)(3).
(iv)    With respect to any Participant that participated in the Heritage Plan on September 30, 1998, a Fund holding Employer securities transferred to this Plan from the Heritage Plan as part of the merger of the Heritage Plan into this Plan effective October 1, 1998.
(v)    The Plan is intended to constitute a plan described in Section 404(c) of the ERISA and Department of Labor regulations section 2550.404c-1. To the extent permitted by law, the fiduciary of the Plan shall be relieved of liability for any losses which are the direct and necessary result of investment instructions given by any Participant.
(b)    A Participant shall designate the Fund or Funds into which any contributions made to the Plan on behalf of the Participant shall be invested at the time of initial Participation in the Plan. Thereafter, a Participant may change the mix of the investment of future contributions and may transfer existing Account balances among the Funds no less frequently than quarterly in accordance with procedures established by the Committee from time to time. Notwithstanding any other provision of the Plan, a Participant may not direct that any contributions to the Plan be invested in, and no existing Account balances may be transferred to, the Heritage Fund. However, existing Account balances invested in the Heritage Fund may be transferred from the Heritage Fund to any other Fund maintained under the Plan under such rules as may be established and uniformly applied by the Committee from time to time.
(c)    Designations under this Section 9.5 shall be made by filing with the Committee the appropriate written form required thereby, or by utilizing a voice system or any other system approved by the Committee, at such times and in accordance with such procedures and limitations as the Committee may from time to time establish. The Trustee shall invest the assets of the Plan attributable to the Participant’s Accounts in accordance with such properly filed designations.
9.6    Rollover from Prior Plan. Notwithstanding any other provision contained in this Plan, the Trustee, at the written direction of the Committee, may accept and hold for the account of a Participant, funds transferred from an Employer’s trust described in Section 401(a) of the Code, and which is exempt from tax under Section 501(a) of the Code, and which: (1) relates to the merger of the Heritage Plan into the Plan effective October 1, 1998; (2) relates to the merger of the McHenry Plan into the Plan effective December 31, 1997; or (3) is or was maintained by either the Continental Illinois Bank of Deerfield, N.A., or the Continental Bank of Buffalo Grove, N.A., so long as such

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transferred amount constitutes an eligible rollover distribution, within the meaning of Code Section 402(c)(4) or any corresponding predecessor Code Section, from the transferor plan. In the event of such a transfer, the Trustee shall establish and maintain a Prior Plan Account, consisting of any employer and rollover contributions to the Prior Plan and adjustments relating thereto, and an After-Tax Account, consisting of any after-tax contributions to the Prior Plan and adjustments relating thereto, in the name of the Participant, which Accounts shall not be forfeitable for any reason. All funds or assets which are transferred to the Prior Plan Account and the After-Tax Account shall be invested and accounted for separately; provided that to the extent that any such balances have been generated by after-tax contributions of the Participant, such Participant and his spouse may withdraw such amounts to the extent of their after-tax contributions on request to the Committee in writing. Assets in the Prior Plan Account and After-Tax Account shall be accounted for in such manner as shall be determined by the Trustee.

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ARTICLE 10
AMENDMENT OR TERMINATION
10.1    Amendment. The Company reserves the right to amend this Plan at any time to take effect retroactively or otherwise, in any manner which it deems desirable including, but not by way of limitation, the right to increase or diminish contributions to be made by the Employer hereunder, to change or modify the method of allocation of its contributions, to change any provision relating to the distribution or payment, or both, of any assets of the Trust.
10.2    Termination. The Company further reserves the right to terminate this Plan at any time.
10.3    Form of Amendment, Discontinuance of Employer Contributions, and Termination. Any such amendment, discontinuance of Employer Contributions or termination shall be made only by resolution of the Board of Directors of the Company.
10.4    Limitations on Amendments. The provisions of this Article are subject to the following restrictions:
(a)    Except as provided in Section 9.4, no amendment shall operate either directly or indirectly to give the Employer any interest whatsoever in any funds or property held by the Trustee under the terms hereof, or to permit corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries.
(b)    Except to the extent necessary to conform to the laws and regulations or to the extent permitted by any applicable law or regulation, no amendment shall operate either directly or indirectly to deprive any Participant of his nonforfeitable beneficial interest in his Accounts as they are constituted at the time of the amendment.
(c)    No amendment shall change any vesting schedule unless each Participant who has completed 3 or more Years of Service is permitted to elect to have the nonforfeitable percentage of his Employer Account computed under the Plan without regard to such amendment. The period for making such amendment shall expire no later than the latest of the following dates: (i) the date which is 60 days after the date the Plan amendment is adopted, (ii) the date which is 60 days after the date the Plan amendment becomes effective, or (iii) the date which is 60 days after the Participant is issued written notice of the Plan amendment by the Committee. Notwithstanding the foregoing, no election need be offered to a Participant whose nonforfeitable percentage of his Employer Contribution Account cannot at any time be lower than such percentage determined without regard to such amendment.
(d)    Except as permitted by applicable law, no amendment shall eliminate or reduce an early retirement benefit or a retirement-type subsidy or eliminate an optional form of benefit.
10.5    Level of Benefits upon Merger. This Plan shall not merge or consolidate with, or transfer assets or liabilities to, any other plan, unless each Participant shall be entitled to receive a

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benefit immediately after said merger, consolidation or transfer (if such other plan were then terminated) which shall be not less than the benefit he would have been entitled to receive immediately before said merger, consolidation or transfer (if this Plan were then terminated).
10.6    Vesting upon Termination or Discontinuance of Employer Contributions; Liquidation of Trust.
(a)    This Plan shall be deemed terminated if and only if the Plan terminates by operation of law or pursuant to Section 10.2. In the event of any termination or partial termination within the meaning of the Code, or in the event the Employer permanently discontinues the making of contributions to the Plan, the Employer Contribution Account of each affected Participant who is employed by the Employer on the date of the occurrence of such event shall be nonforfeitable; provided, however, that in no event shall any Participant or beneficiary have recourse to other than the Trust Fund for the satisfaction of benefits hereunder.
(b)    In the event an Employer permanently discontinues the making of contributions to the Plan, the Trustee shall make or commence distribution to each Participant or his beneficiaries of the value of such Participant’s Accounts as provided herein within the time prescribed in Article 6. However, if, after such discontinuance the Company shall determine it to be impracticable to continue the Trust any longer, the Company may, in its discretion, declare a date to be the Determination Date for all Participants whose Determination Date has not yet occurred, and the Trustee shall thereupon, as promptly as shall then be reasonable under the circumstances, liquidate the Trust assets and distribute to each such Participant his Accounts in the Trust Fund. Such date shall also constitute the final distribution date for each Participant or beneficiary whose Accounts are being distributed in installments. Upon completion of such liquidation and distribution, the Trust shall finally and completely terminate.
(c)    The liquidation of the Trust, if any, in connection with any Plan termination shall be accomplished by the Committee acting on behalf of the Company. After directing that sufficient funds be set aside to provide for the payment of all expenses incurred in the administration of the Plan and the Trust, to the extent not paid or provided for by the Employer, the Committee shall, as promptly as shall then be reasonable under the circumstances, liquidate the Trust assets and distribute to each Participant his Accounts in the Trust Fund. Upon completion of such liquidation and distribution, the Trust shall finally and completely terminate. In the event the Committee is no longer in existence, the actions to be taken by the Committee pursuant to this Section shall be taken by the Trustee.

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ARTICLE 11
ADOPTION BY AFFILIATES
11.1    Adoption of Plan. Any Affiliate may adopt this Plan for the benefit of its eligible employees if authorized to do so by a resolution or the terms of an agreement approved by the Board of Directors of the Company. Such adoption shall be by resolution of such Affiliate’s board of directors, a certified copy of which shall be filed with the Company, the Committees and the Trustee. Upon such adoption, such Affiliate shall become an “Employer.”
11.2    The Company as Agent for Employer. Each Employer which has adopted this Plan pursuant to Section 11.1 hereby irrevocably gives and grants to the Company full and exclusive power conferred upon it by the terms of the Plan and Trust to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to the Plan, including sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust, and each such Employer, by adopting this Plan, irrevocably appoints the Company its agent for such purposes. Neither the Trustee nor the Committee nor any other person shall have any obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that all persons shall deal solely with the Company as if it were the sole company which had adopted this Plan. Each such Employer shall contribute such amounts as determined under Article 3.
11.3    Adoption of Amendments. Any Employer which adopts this Plan pursuant to Section 11.1 may amend this Plan with respect to its own employees by resolution of its board of directors, if authorized to do so by the Board of Directors of the Company.
11.4    Termination. Any Employer which adopts this Plan pursuant to Section 11.1 may terminate this Plan with respect to its own employees by resolution of its board of directors, if authorized to do so by the Board of Directors.
11.5    Data to be Furnished by Employers. Each Employer which adopts this Plan pursuant to Section 11.1 shall furnish information and maintain such records with respect to its employee Participants as called for hereunder, and its determinations and notifications with respect thereto shall have the same force and effect as comparable determinations by the Company with respect to its employee Participants.
11.6    Joint Employees. If a Participant receives Considered Compensation simultaneously from more than one Employer, the total amount of such Considered Compensation shall be considered for the purposes of the Plan, and the respective Employers shall share in contributions to the Plan on account of said Participant based on the Considered Compensation paid to such Participant by the Employer.
11.7    Expenses. To the extent that the Employers shall pay any of the necessary expenses incurred in the administration of the Plan or Trust pursuant to the Trust, then each Employer shall pay such portion thereof as the Company shall determine.

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11.8    Withdrawal. An Employer may withdraw from the Plan by giving 60 days’ written notice of its intention to the Company and the Trustee, unless a shorter notice shall be agreed to by the Company.
11.9    Prior Plans. If an Employer adopting the Plan already maintains a defined contribution plan covering employees who will be covered by this Plan, it may, with the consent of the Company, provide in its resolution adopting this Plan for the termination of its own Plan or for the merger, restatement and continuation, of its own plan by this Plan. In either case, such Employer may, subject to the approval of the Company, provide in its resolution of adoption of this Plan for the transfer of the assets of such plan to the Trust for this Plan for the payment of benefits accrued under such other plan. Any such plan is referred to herein as a “Prior Plan”.
11.10    Merger of the Heritage Plan into the Plan. The Heritage Plan merged into this Plan October 1, 1998. On and after January 1, 1999, the provisions of this Plan as amended from time to time, and without respect to the Heritage Plan, shall govern the terms, conditions and benefits of employees who previously participated in the Heritage Plan.

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ARTICLE 12
MISCELLANEOUS
12.1    No Guarantee of Employment, etc. Neither the creation of the Plan nor anything contained in the Plan or Trust Agreement shall be construed as giving any Participant hereunder or other employee of the Employer any right to remain in the employ of the Employer, any equity or other interest in the assets, business or affairs of the Employer, or any right to complain about any action taken or any policy adopted or pursued by the Employer.
12.2    Rights of Participants and Others.
(a)    Except as provided in the Plan with respect to loans to a Participant, no Participant shall have any right to sell, assign, pledge, hypothecate, anticipate or in any way create a lien upon any part of the Trust Fund. Except to the extent required by law or provided in the Plan, no interest in the Trust Fund, or any part thereof, shall be assignable in or by operation of law, or be subject to liability in any way for the debts or defaults of Participants, their beneficiaries, spouses or heirs-at-law, whether to the Employer or to others.
(b)    Prior to the time that distributions are to be made hereunder, the Participants, their spouses, beneficiaries, heirs-at-law or legal representatives shall have no right to receive cash or other things of value from the Employer or the Trustee from or as a result of the Plan and Trust.
12.3    Qualified Domestic Relations Order. Notwithstanding anything in this Plan to the contrary, the Committee shall distribute a Participant’s Accounts, or any portion thereof, in accordance with the terms of any domestic relations order entered on or after January 1, 1985, which the Committee determines to be a qualified domestic relations order described in Section 414(p) of the Code. Further notwithstanding any other provision of this Plan to the contrary, such distribution of a Participant’s Accounts or any portion thereof, to an alternate payee under a qualified domestic relations order shall, unless such order otherwise provides, be made in one lump sum as soon as administratively practicable after the Committee has determined that a domestic relations order is a qualified domestic relations order described in Code Section 414(p).
12.4    Controlling Law. To the extent not preempted by the laws of the United States of America, the laws of the State of Illinois shall be controlling state law in all matters relating to the Plan.
12.5    Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.
12.6    Notification of Addresses. Each Participant and each beneficiary of a deceased Participant shall file with the Committee from time to time in writing his post-office address and each change of post-office address. Any communication, statement or notice addressed to the last post-office address filed with the Committee, or if no such address was filed with the Committee, then to the last post-office address of the Participant or beneficiary as shown on the Employer’s records, will be binding on the Participant and his beneficiary for all purposes of this Plan and

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neither the Committee nor the Employer shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.
12.7    Gender and Number. Whenever the context requires or permits, the gender and number of words shall be interchangeable.

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ARTICLE 13
ESOP PROVISIONS
13.1    General. The provisions of this Article, together with other provisions of this Plan relating to the ESOP Fund, are intended to constitute an employee stock ownership plan (“ESOP”) within the meaning of Code Section 4975(e)(7). The provisions of this Article shall supersede contrary provisions of the Plan.
(a)    Establishment of the ESOP Fund. The portion of the Plan represented by the portion of the Accounts invested in the Investment Fund described in Section 9.5(a)(ii) and 9.5(a)(iv) of the Plan shall constitute the ESOP Fund. The Plan may not obligate itself to acquire shares of Employer Securities at some indefinite period of time in the future, such as upon the death of a shareholder of the Company. For purposes of the Plan, the term “Employer Securities” refers to common stock of the Company so long as such stock is Readily Tradable on an Established Securities Market. Otherwise, the term Employer Securities refers to common stock of the Company (or an Affiliate that is part of the Company’s controlled group of corporations within the meaning of section 409(l) of the Code) that has the greatest voting and dividend rights. For Plan Years beginning on or after January 1, 2012, the term “Readily Tradable on an Established Securities Market” means that the stock is listed on a national securities exchange that is registered with the Securities Exchange Commission under Section 6 of the Securities Exchange Act of 1934, as amended.
13.2    Treatment of the ESOP Fund. The ESOP Fund shall constitute an ESOP. Amounts allocated to the ESOP shall be invested in shares of the common stock of the Company, provided that amounts allocated to the ESOP Fund may be invested in short-term interest bearing accounts to facilitate investments in common stock of the Company, transfers from the ESOP Fund to other Investment Funds or distributions to Participants. The ESOP Fund shall be treated as an Investment Fund for purposes of Sections 4.2 and Section 9.5(b), provided, that Participants shall not be permitted to direct any contributions into the ESOP Fund and no existing Account balances may be transferred to the ESOP Fund. Account balances invested in the ESOP Fund may be transferred from the ESOP Fund to any other Investment Fund maintained under the Plan in accordance with Section 9.5(b).
13.3    Allocation of Employer Contribution. Such portion, as determined by the Board of Directors, if any, of the Employer Contribution credited to the Employer Contribution Accounts of Participants who are Eligible Participants for purposes of the allocation of the Employer Contribution pursuant to Section 4.9 shall be invested in the ESOP Fund. No Before-Tax or Matching Employer Contributions shall be credited to the ESOP Fund.
13.4    Allocation of Net Earnings and Losses and Dividends. Net earnings and losses, and the valuation of the amounts credited to the ESOP Fund shall be determined in the manner described in Section 4.2, as applicable to an Investment Fund invested primarily in common stock of the Company. To the extent provided below, cash dividends paid on common stock of the Company allocated to Accounts invested in the ESOP Fund shall, at the election of the Participant:
(a)    be paid in cash to the Participant as soon as practicable after the last day of the quarter during which such dividends are paid to the Plan, provided that in no event shall such

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cash dividends be paid later than 90 days after the close of the Plan Year during which such dividends were paid to the Plan, or
(b)    reinvested in shares of common stock of the Company and held in the ESOP Fund.
The election under this Section 13.4 shall not apply with respect cash dividends paid prior to January 1, 2002 or to any cash dividends attributable to the portion, if any, of a Participant’s Employer Contribution Account, Heritage Plan Account and McHenry Account which was not vested under Section 5.5 as of the last day of the Plan Year immediately preceding the Plan Year in which the dividend is paid to the Plan. Cash dividends not subject to this election shall be reinvested in common stock of the Company. The cash payment of dividends by the Plan under this Section 13.5 shall not be subject to the limitations or provisions of Article 6. Elections pursuant to this Section 13.5 shall be made by filing with the Committee the appropriate written form (which may be filed electronically via the Internet or Company intranet, or via a voice response system) at such times and in accordance with such procedures and limitations which the Committee may from time to time establish. Notwithstanding the foregoing, the procedures established by the Committee shall provide a reasonable opportunity before a dividend is paid or distributed for Participants to make the election and to have a reasonable opportunity to change the election at least annually, shall establish a default election if a Participant fails to make an affirmative election within the time established for making elections, may provide that the election is applicable for a Plan Year and cannot be revoked with respect to such Plan Year, and shall otherwise be implemented in a manner such that the dividends paid or reinvested will constitute “applicable dividends” which may be deducted by the Company under Code Section 404(k) as amended by Section 662 of the Economic Growth and Tax Relief Reconciliation Act of 2001.
13.5    ESOP Provisions. The following provisions shall apply to the ESOP Fund:
(a)    The ESOP Fund is intended to be invested primarily in shares of common stock of the Company which constitute “employer securities” as defined in Code Section 409(l). In the event of any merger, consolidation, reorganization, recapitalization or similar transaction in which the common stock of the Company is converted into or exchanged for other stock or securities, the stock or securities received upon such conversion or exchange shall be deemed to be common stock of the Company for purposes of this Article 13.
(b)    Each Participant shall be entitled to direct the Trustee with respect to the voting or tendering of shares of common stock of the Company held in the ESOP Fund and allocated to such Participant’s accounts. Such directions shall be provided in the manner set forth in the Trust Agreement.
(c)    A Participant, a Participant’s beneficiary or an alternate payee under a qualified domestic relations order shall be entitled to transfer amounts allocated to the ESOP Fund to the other Investment Funds maintained under the Plan in the manner described in Section 9.5(b), regardless of whether or not the Participant has attained the age of 55 and regardless of the Participant’s number of years of service.

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(d)    A Participant or a Participant’s beneficiary may elect to receive that portion of his Accounts held in the ESOP Fund which has become distributable pursuant to Section 6.1 in cash or in shares of common stock of the Company in the manner described in Section 6.2(b).
(e)    Shares of Employer Securities distributed under the Plan that are not Readily Tradable on an Established Securities Market shall be subject to a “put option,” whereby the stock may be sold to the Company or, if the Trustee is so directed by the Committee, the Trust. The put option shall be exercisable only by the distributee (whether a Participant or a Beneficiary), any person to whom the Employer Securities has passed by gift from the distributee or any person (including an estate or the distributee from an estate) to whom the Employer Securities passed upon the death of the distributee (hereinafter referred to as the “holder”). At the option of the Company (or the Committee if the Trust is the purchaser), the payment for shares of Employer Securities sold pursuant to a put option shall be made in either of the following forms:
(1)    If the Employer Securities was distributed as part of a total distribution (that is, a distribution of the entire balance of the Participant’s interest under the ESOP Fund), then payment may be made with a promissory note which provides for substantially equal monthly, quarterly, semi‑annual or annual installments commencing with the 30 days from the date of the exercise of the put option and over a period not exceeding 5 years, with interest payable at a reasonable rate on any unpaid installment balance, with adequate security provided, and without penalty for prepayment of such installments; or
(2)    In a lump sum no later than 30 days after such Participant exercises the put option.
The amount paid for shares of Employer Securities pursuant to an exercised put option shall be determined under a fair valuation formula. The put option must be exercised during the 60 day period beginning on the date the Employer Securities is first distributed, by the Plan, or during a 60 day period designated by the Committee during the Plan Year following the Plan Year in which the distribution occurred after a Valuation Date under paragraph (g) below. To exercise the put option, the holder shall notify the Company in writing that the put option is being exercised. The Trust is not bound to purchase Employer Securities pursuant to the put option, but the Committee may direct the Trustee to cause the Trust to assume the Company’s rights and obligations to acquire Employer Securities under the put option.
(f)    The put option provided under this Section shall continue in force even if this Plan ceases to contain the ESOP Fund to the extent required under applicable Code provisions.
(g)    If the Employer Securities ceases to be Readily Tradable on an Established Securities Market, all activities involving their valuation shall be performed by an independent appraiser pursuant to Code Section 401(a)(28). If this paragraph (g) applies for a Plan Year, a special Valuation Date shall apply to the valuation of the Employer Securities for purposes of the Plan as of the last day of the Plan Year (or such other date as designated by the Committee) and notwithstanding Section 1.4 of the Plan.

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(h)    Notwithstanding any contrary Plan provision, shares of Employer Securities acquired with the proceeds of an “exempt loan” described in Treasury Regulation Section 54.4975-7(b)(1)(iii) shall be forfeited only after other Plan assets allocated to the Participant’s Accounts have been forfeited. Also, if more than one class of Company Stock is allocated to a Participant’s Accounts, the number of shares forfeited will be in the same proportion from each class.
(i)    The Plan is not authorized to engage in an acquisition of Employer Securities intending to qualify the selling shareholder for capital gains nonrecognition under Code Section 1042, because the Employer Securities are Readily Tradable on an Established Securities Market. Accordingly, the nonallocation rules under Code Section 409(n) are not applicable to the Plan.

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ARTICLE 14
ROTH CONTRIBUTIONS
14.1    General Application.
(a)    To the extent permitted by the Committee in a uniform and nondiscriminatory manner, a Participant may irrevocably designate in advance any elective deferral which would otherwise be treated as a Before-Tax Contribution as a Roth Contribution in accordance with Code Section 402A. Such designation shall be made in the form and manner prescribed by the Committee.
(b)    A Participant’s Roth Contributions shall be allocated to a separate account maintained for such deferrals, as described in Section 14.2.
(c)    Unless specifically stated otherwise, Roth Contributions shall be treated as if they were Before-Tax Contributions for all purposes of the Plan.
(d)    To the extent required under applicable Treasury Regulations, the Committee (or its delegate) shall keep track of the number of taxable years that have elapsed since a Participant first made Roth Contributions under the Plan and, upon request, provide this information to the Participant in connection with a distribution or a direct rollover to another qualified retirement plan.
14.2    Separate Accounting.
(a)    For each Participant there shall be maintained as appropriate a separate Roth Contribution Account, which shall be administered in accordance with Article 4.
(b)    As of each Valuation Date, the Roth Contributions made on behalf of each Participant since the prior Valuation Date shall be allocated to such Participant’s Roth Contribution Account.
(c)    As of each Valuation Date, net earnings or losses shall be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contribution Account and other Accounts under the Plan.
(d)    No contributions other than Roth Contributions and properly attributable earnings will be credited to the Roth Contribution Account.
(e)    A Participant’s interest in his Roth Contribution Account shall be nonforfeitable at all times.
(f)    Any loan repayment attributable to a Roth Contribution Account must be allocated thereto, and no loan repayment attributable to a loan from any other Account may be allocated to a Roth Contribution Account.

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(g)    A Participant, or in the event of his/her death, the Participant’s beneficiary, shall be entitled to receive a distribution of his/her Roth Contribution Account in accordance with Articles 5 and 6.
14.3    Direct Rollovers.
(a)    Notwithstanding any other provision of this Plan to the contrary, the Plan will accept a Rollover Contribution to a Participant's Roth Contribution Account only if it is a direct rollover from another designated Roth account maintained under an applicable retirement plan as described in Code Section 402A(e)(1) and only to the extent the rollover is permitted in accordance with applicable Treasury Regulations.
(b)    Notwithstanding Section 6.11, a direct rollover of a distribution from a Roth Contribution Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted in accordance with applicable Treasury Regulations.
14.4    Correction of Excess Contributions.
(a)    In the case of a distribution of excess contributions pursuant to Section 3.3, a Highly Compensated Employee may designate the extent to which the excess amount is composed of Before-Tax Contributions and Roth Contributions but only to the extent such types of deferrals were made for the year.
(b)    If the Highly Compensated Employee does not designate which type of elective deferrals are to be distributed, the plan will distribute Before-Tax Contributions first.
14.5    Definition. A ‘Roth Contribution’ is an elective deferral that is designated irrevocably by the Participant at the time of the cash or deferred election as being made in lieu of all or a portion of the Before-Tax Contributions the Participant is otherwise eligible to make under the Plan. Roth Contributions are treated by the Employer as includible in the Participant’s income at the time the Participant would have received the amount in cash if the Participant had not made a deferral election.

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